EXHIBIT 10.11
SUBLEASE


                                  STANDARD FORM
                                  -------------

                                    SUBLEASE
                                    --------

         This Sublease is made as of the 30th day of November, 2001, by and between Acacia Research Corporation, a California corporation (hereinafter referred to as "Sublandlord") and Jenkens & Gilchrist, a Texas Professional Corporation (hereinafter collectively referred to as "Subtenant") with regard to the following facts.


                                R E C I T A L S :
                                - - - - - - - -


         A. Sublandlord is the tenant under that certain Office Lease (the "Lease"), dated as of April 30, 1998, as amended by a Parking Agreement dated April 30, 1998, and a First Amendment dated June 26, 2000 (the "First Amendment") (collectively, the "Master Lease") with EOP-Pasadena Towers, L.L.C., a Delaware limited liability company (the "Landlord") (a copy of which Master Lease is attached hereto as Exhibit A and by this reference made a part hereof) concerning approximately 7,019 rentable square feet of office space (the "Premises") located on the 6th floor of the building (the "Building") located at 55 S. Lake Avenue, Pasadena, California.

         B. Subtenant desires to sublease the entire Premises from Sublandlord, and Sublandlord has agreed to sublease the Premises to Subtenant upon the terms, covenants and conditions herein set forth. The term "Premises" as used in this Sublease shall also mean the "Subleased Premises," and vice versa.

                                    AGREEMENT

         In consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         1. SUBLEASE. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and takes from Sublandlord the Premises.

         2. TERM. The term of this Sublease shall commence on February 15, 2002 ("Commencement Date") and shall end, unless sooner terminated as provided in the Master Lease on November 30, 2003.

         3. RENT. Subtenant shall pay base rent during the term of this Sublease in the amount of $14,038.00 per month, payable monthly in advance on the first day of each month. Furthermore, in the event that the term of this Sublease shall begin or end on a date which is not the first day of a month, base rent shall be prorated as of such date. Concurrent with Subtenant's execution of this Sublease, Subtenant shall deliver to Sublandlord the first month's base rent in the amount of $14,038.00. Subtenant shall also, prior to the Commencement Date, pay to Sublandlord an amount equal to the Security Deposit which is currently being held by Landlord pursuant to the terms of Section VI, Page 15 of the Lease, and Section III, page 2 of the First Amendment (such amount being

$16,876.08), and Sublandlord hereby assigns to Subtenant all of Sublandlord's rights and interest in such Security Deposit. Sublandlord shall credit Subtenant with $5,000.00 toward its rent obligation due month 2 of the Sublease Term (being the month of March 2002) in lieu of shampooing carpet and painting walls.

         4. TAX AND EXPENSE INCREASES. In addition to the rent set forth in
Section 3, Subtenant shall pay to Sublandlord, as additional rent, (a) an amount equal to Tenant's Pro Rata Share of the increase in Taxes for any calendar year in excess of the Taxes for the Base Year, and (b) an amount equal to Tenant's Pro Rata Share of the increase in Expenses for any calendar year in excess of Expenses for the Base Year, to the extent such Taxes and Expenses for any such calendar year arise or accrue during the term of this Sublease. Defined terms used in this Section 4 shall have the same meaning as set forth in the Master Lease, except that the term "Base Year" shall mean the calendar year 2001. Such additional rent shall be paid by Subtenant concurrently with the base rent and may be estimated by Sublandlord, consistent with the estimates of Additional Base Rental under the Master Lease provided by Landlord, with a reconciliation made at such time as the reconciliation is made under the Master Lease.

         5. USE. Subtenant covenants and agrees to use the Premises in accordance with the provisions of the Master Lease and for no other purpose and otherwise in accordance with the terms and conditions of the Master Lease and this Sublease.

         6. MASTER LEASE. As applied to this Sublease, the words "Landlord" and "Tenant" as used in the Master Lease shall be deemed to refer to Sublandlord and Subtenant hereunder, respectively. Subtenant and this Sublease shall be subject in all respects to the terms of, and the rights of the Landlord under, the Master Lease. Except as otherwise expressly provided in Section 8 hereof, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they relate to the Subleased Premises and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant respectively hereunder and shall be binding upon and inure to the benefit of Sublandlord and Subtenant respectively. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control.

         7. LANDLORD'S PERFORMANCE UNDER MASTER LEASE.

                  7.1 Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform certain obligations which relate to the Premises required of Sublandlord by the terms of this Sublease. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations hereunder, to the extent that performance is beyond Sublandlord's control and within the control of Landlord, are conditional upon due performance by the Landlord of its corresponding obligations under the Master Lease and Sublandlord shall not be liable to Subtenant for any default of the Landlord under the Master Lease. Subtenant shall not have any claim against Sublandlord by reason of the Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless such failure or refusal is a result of Sublandlord's act or failure to act. This Sublease shall remain in full force and effect notwithstanding the

Landlord's failure or refusal to comply with any such provisions of the Master Lease and Subtenant shall pay the base rent and additional rent and all other charges provided for herein without any abatement, deduction or setoff whatsoever. Notwithstanding the foregoing, should the Landlord's failure or refusal to comply with any provisions of the Master Lease give rise to the right of Sublandlord to terminate the Master Lease (which right will not be exercised without the consent of Subtenant), or to have the rent abated thereunder, then, as applicable, Subtenant shall concurrently terminate the Sublease, or Subtenant shall have its rent under the Sublease abated in the same proportion as Sublandlord's rent is abated under the Master Lease. Subtenant covenants and warrants that it fully understands and agrees to be subject to and bound by all of the covenants, agreements, terms, provisions and conditions of the Master Lease, except as otherwise set forth herein. Furthermore, Subtenant and Sublandlord further covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder.

                  7.2 Whenever the consent of Landlord shall be required by, or Landlord shall fail to perform its obligations under, the Master Lease, Sublandlord agrees to use its commercially reasonable efforts to obtain, at Subtenant's sole cost and expense, such consent and/or performance on behalf of Subtenant.

                  7.3 Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, and that it has not been amended or modified except as described in the recitals and First Amendment, all obligations of both Landlord and Sublandlord thereunder have been satisfied and Sublandlord has neither given nor received a notice of default pursuant to the Master Lease.

                  7.4 Sublandlord covenants as follows: (i) not to voluntarily terminate the Master Lease and not to take any actions (or fail to take any actions) which would constitute a default under the Master Lease, (ii) not to modify the Master Lease so as to adversely affect Subtenant's rights hereunder, and (iii) to take all actions reasonably necessary to preserve the Master Lease, including but not limited to, the payment of rent and other sums due to Landlord thereunder, except to the extent that Subtenant pays same directly to Landlord.

                  7.5 It is understood and agreed that Subtenant's only monetary obligations under this Sublease are to pay (i) base rent described in Section 3 above, (ii) additional rent described in Section 4 above, and (iii) all other amounts payable under the Master Lease (except for "Base Rental" payable under the Master Lease, and Tenant's Pro Rata Share of the increases in Taxes and Expenses payable under the Master Lease which are in excess of the amounts payable by Subtenant pursuant to Section 4 above) which arise or accrue during the term of this Sublease, including, but not limited to, parking charges.

         8. VARIATIONS FROM MASTER LEASE. The following covenants, agreements, terms, provisions and conditions of the Master Lease are hereby modified or not incorporated herein:

                  8.1 Notwithstanding anything to the contrary set forth in Sections I, IV, and VI of the Lease, as amended by the First Amendment, the term of this Sublease, the base rent payable under Section 3 of this Sublease, Tenant's Pro Rata Share of increases in Taxes and Expenses payable under Section

4 of this Sublease, and the amount of the Security Deposit required of Subtenant shall be as set forth in this Sublease and not in the Master Lease.

                  8.2 The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease except for Staubach-Los Angeles, Inc., on behalf of Sublandlord and Insignia/E.S.G. and Staubach-Los Angeles, Inc., as cooperating brokers on behalf of Subtenant. Each party agrees to indemnify, hold and save the other party harmless from and against any and all claims for brokerage commissions or finder's fees arising out of either of their acts in connection with this Sublease. The provisions of this Section 8.2 shall survive the expiration or earlier termination of this Sublease. The commission to Staubach-Los Angeles, Inc. and Insignia/E.S.G. has been memorialized in a separate agreement.

                  8.3 Notwithstanding anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease shall be deemed to be the property of Sublandlord, but nothing herein shall prohibit Subtenant from recovery of any such insurance proceeds or condemnation awards which are specifically for Subtenant's personal property.

                  8.4 Any notice which may or shall be given by either party hereunder shall be either delivered personally or sent by nationally recognized overnight courier or certified mail, return receipt requested, addressed to the party for whom it is intended (i) (on and after the Commencement Date) at the Subleased Premises and (at any time) to Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202-2799 Attn: Roger L. Hayse (if to the Subtenant), or (ii) (prior to the Commencement Date) at the Subleased Premises, and (at any time) to Acacia Research Corporation, c/o Allen Matkins Leck Gamble & Mallory LLP, 1901 Avenue of the Stars, Suite 1800, Los Angeles, California 90067 Attn:
Mark Kelson, Esq. (if to the Sublandlord), or to such other address or to such additional addressees, as may be designated in a notice given in accordance with the provisions of this Section 8.4.

                  8.5 All amounts payable hereunder by Subtenant shall be payable directly to Sublandlord, and Sublandlord shall represent and warrant to pay its rental obligation to Landlord on a timely basis.

                  8.6 Sublandlord shall deliver the Subleased Premises to Subtenant in their current "as is" condition, except that all of Sublandlord's personal property shall be removed from the Premises (and any damage caused by such removal shall be repaired by Sublandlord), which shall be "broom clean," but otherwise in its currently existing "as is" condition.

                  8.7 Sublandlord shall leave the reception desk in place and does hereby sell and assign all of its rights and title therein to Subtenant, provided that Subtenant accepts such desk in its "as is" condition.

                  8.8 Subtenant shall have no right to exercise the renewal option set forth in Exhibit E, Section I, attached to the Lease, unless Landlord agrees to contract directly with Subtenant and fully release Sublandlord of any and all obligation, responsibility or reference, in any manner whatsoever, as related to the Lease.

         9. INDEMNITIES. Subtenant hereby agrees to protect, defend, indemnify and hold Sublandlord harmless from and against any and all liabilities, claims, expenses, losses and damages, including, without limitation, reasonable attorneys' fees and disbursements, which may at any time be asserted against Sublandlord by (a) the Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease Subtenant is obligated to perform, or (b) any person by reason of Subtenant's use and/or occupancy of the Subleased Premises. Sublandlord hereby agrees to indemnify, defend, protect, and hold Subtenant harmless from and against any and all losses, costs, claims, damages, expenses and liabilities (including, without limitation, reasonable attorneys' fees and disbursements), arising from any default by Sublandlord in the performance of any of Sublandlord's obligations under the Master Lease (subject to Subtenant's performance of its obligations as set forth in this Sublease). The provisions of this Section 9 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

         10. CANCELLATION OF MASTER LEASE. In the event of the cancellation or termination of the Master Lease for any reason whatsoever or of the involuntary surrender of the Master Lease by operation of law prior to the expiration date of this Sublease, Subtenant agrees to make full and complete attornment to the Landlord under the Master Lease for the balance of the term of this Sublease and upon the then executory terms hereof at the option of the Landlord at any time during Subtenant's occupancy of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to the Landlord. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request of the Landlord, and Subtenant waives the provisions of any law now or hereafter in effect which may give Subtenant any right of election to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by the Landlord under the Master Lease to terminate the Master Lease.

         11. CERTIFICATES. Each party hereto shall at any time and from time to time as requested by the other party upon not less than ten (10) days prior written notice, execute, acknowledge and deliver to the other party, a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications, if any) certifying the dates to which rent and any other charges have been paid and stating whether or not, to the knowledge of the person signing the certificate, that the other party is not in default beyond any applicable grace period provided herein in performance of any of its obligations under this Sublease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

         12. ASSIGNMENT OR SUBLETTING. Subject further to all of the rights of the Landlord under the Master Lease and the restrictions contained in the Master Lease, Subtenant shall not be entitled to assign this Sublease or to sublet all or any portion of the Subleased Premises without the prior written consent of Sublandlord, which will not be unreasonably withheld.

         13. SEVERABILITY. If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

         14. ENTIRE AGREEMENT; WAIVER. This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof, in whole or in part, unless such agreement is in writing and signed by the parties hereto.

         15. CAPTIONS. Captions to the Sections in this Sublease are included for convenience only and are not intended and shall not be deemed to modify or explain any of the terms of this Sublease.

         16. FURTHER ASSURANCES. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.

         17. GOVERNING LAW. This Sublease shall be governed by and in all respects construed in accordance with the internal laws of the State of California.

         18. CONSENT OF LANDLORD. The validity of this Sublease shall be subject to the Landlord's prior written consent hereto, and if Landlord's consent shall not be obtained either on Landlord's form therefor or on the form attached hereto as Exhibit B and a copy thereof delivered to Subtenant within thirty (30) days of the date hereof, then this Sublease shall be void and of no force or effect, and the Security Deposit and prepaid base rent paid by Subtenant to Sublandlord shall be immediately refunded to Subtenant. Subtenant acknowledges that the form of consent to be used by Landlord in the event Landlord is willing to consent to this Sublease shall be determined by Landlord in Landlord's sole discretion.

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

                                        "Sublandlord":

                                        ACACIA RESEARCH CORPORATION,
                                        a California corporation


                                        By: /s/ Robert L. Harris, II
                                            ------------------------------------

                                            Its: President
                                                 -------------------------------

                                        By:
                                            ------------------------------------

                                            Its:
                                                 -------------------------------



                                        "Subtenant":

                                        JENKENS & GILCHRIST,
                                        a Texas Professional Corporation


                                        By: /s/ signature
                                            ------------------------------------

                                            Its: President
                                                 -------------------------------

                                        By:
                                            ------------------------------------

                                            Its:
                                                 -------------------------------

                                   EXHIBIT A



                               PASADENA TOWERS
                                   TOWER II
                             Pasadena, California








                          STANDARD FORM OFFICE LEASE


                                   BETWEEN


   EOP-PASADENA TOWERS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY DOING BUSINESS AS EOP-PASADENA TOWERS, LLC, a Delaware limited liability company
                                ("LANDLORD"),


                                      AND


       ACACIA RESEARCH CORPORATION, a California corporation ("TENANT")

                                TABLE OF CONTENTS

I.       BASIC LEASE INFORMATION; DEFINITIONS. . . . . . . . . . . . . . .   1

II.      LEASE GRANT . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

III.     ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION. . . . . . . . . . . .   5

IV.      RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

V.       USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

VI.      SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . .  15

VII.     SERVICES TO BE FURNISHED BY LANDLORD. . . . . . . . . . . . . . .  15

VIII.    LEASEHOLD IMPROVEMENTS. . . . . . . . . . . . . . . . . . . . . .  17

IX.      GRAPHICS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

X.       REPAIRS AND ALTERATIONS . . . . . . . . . . . . . . . . . . . . .  17

XI.      USE OF ELECTRICAL SERVICES BY TENANT. . . . . . . . . . . . . . .  19

XII.     ENTRY BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . .  19

XIII.    ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . .  20

XIV.     LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

XV.      INDEMNITY AND WAIVER OF CLAIMS. . . . . . . . . . . . . . . . . .  23

XVI.     TENANT'S INSURANCE. . . . . . . . . . . . . . . . . . . . . . . .  24

XVII.    SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

XVIII.   LANDLORD'S INSURANCE. . . . . . . . . . . . . . . . . . . . . . .  26

XIX.     CASUALTY DAMAGE . . . . . . . . . . . . . . . . . . . . . . . . .  26

XX.      DEMOLITION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

XXI.     CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  28

XXII.    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .  28

XXIII.   REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

XXIV.    LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . .  30

XXV.     NO WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

XXVI.    EVENT OF BANKRUPTCY . . . . . . . . . . . . . . . . . . . . . . .  31

XXVII.   WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . .  32

XXVIII.  RELOCATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

XXIX.    HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . .  33

XXX.     SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE. . . . . . . . .  33

XXXI.    ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . . .  34

XXXII.   NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

XXXIII.  LANDLORD'S LIEN . . . . . . . . . . . . . . . . . . . . . . . . .  34

XXXIV.   EXCEPTED RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . .  34

XXXV.    SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . . .  35

XXXVI.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .  35

XXXVII.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .  37

                            OFFICE LEASE AGREEMENT

This Office Lease Agreement (the "Lease") is made and entered into as of the ______ day of April, 1998, by and between EOP-PASADENA TOWERS, L.L.C., a Delaware limited liability company doing business as EOP-PASADENA TOWERS, LLC, a Delaware limited liability company ("Landlord") and ACACIA RESEARCH CORPORATION, a California corporation ("Tenant").

I.        BASIC LEASE INFORMATION; DEFINITIONS.

          A. The following are some of the basic lease information and defined terms used in this Lease.

               1. "Additional Base Rental" shall mean Tenant's Pro Rata Share of Basic Costs and any other sums (exclusive of Base Rental) that are required to be paid by Tenant to Landlord hereunder, which sums are deemed to be additional rent under this Lease. Additional Base Rental and Base Rental are sometimes collectively referred to herein as "Rent."

               2. "Base Rental" shall mean the sum of Seven Hundred Nineteen Thousand Two Hundred Sixty-Eight and NO/100 Dollars ($719,268.00), payable by Tenant to Landlord in sixty (60) monthly installments as follows:

                    1) Sixty (60) equal installments of Eleven Thousand Nine Hundred Eighty-Seven and 80/100 Dollars ($11,987.80) each payable on or before the first day of each month during the period beginning May 1, 1998, and ending April 30, 2003, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant.

          Notwithstanding anything contained herein to the contrary, as long as Tenant is not in default (after notice and the expiration of any applicable cure period under this Lease), Tenant shall be entitled to an abatement of Base Rental in the amount of Eleven Thousand Nine Hundred Eighty-Seven and 80/100 Dollars ($11,987.80) per month for one
          (1) full calendar month of the Lease Term, beginning with the first
          (1st) full calendar month (the "Base Rental Abatement Period"). The total amount of Base Rental abated during the Base Rental Abatement Period shall equal Eleven Thousand Nine Hundred Eighty-Seven and 80/100 Dollars ($11,987.80) (the "Abated Base Rental"). In the event Tenant defaults at any time during the Lease Term, and fails to cure such default within the applicable grace periods provided in the Lease, all Abated Base Rental shall immediately become due and payable. The payment by Tenant of the Abated Base Rental in the event of a default shall not limit or effect any of Landlord's other rights, pursuant to this Lease or at law or in equity, provided that the foregoing shall not entitle Landlord to receive a double recovery of its costs, expenses or damages in any action against Tenant for a default under this Lease. During the Base Rental Abatement Period, only Base Rental shall be abated, and all Additional Base Rental and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

               3. "Building" shall mean the nine (9) story office tower commonly described as Tower II, consisting of approximately 208,244 rentable square feet located at 55 South Lake Avenue, Pasadena, Los Angeles County, State of California, as outlined on Exhibit A-2 attached hereto and incorporated herein.

               4. The "Commencement Date," "Lease Term" and "Termination Date" shall have the meanings set forth in subsection I.A.4.b. below:

                    1)   INTENTIONALLY OMITTED.

                    2) The "Lease Term" shall mean a period of sixty (60) months commencing on the later to occur of (1) May 1, 1998, (the "Target Commencement Date"); and (2) the first (1st) Monday following the date Tenant receives written notice that all Landlord Work in the Premises has been substantially completed, as such date is determined pursuant to Section III.A. hereof (the later to occur of such dates being defined as the "Commencement Date"). The "Termination Date" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, Landlord, at its option, may extend the Lease Term by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rental and Additional Base Rental for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

                    Further, Landlord and Tenant acknowledge that the schedule of Base Rental described in Section I.A.2. above is based on the assumption that the Lease Term will commence on the Target Commencement Date. If the Lease Term does not commence on the Target Commencement Date, the beginning date set forth in the above schedule with respect to the payment of any installment(s) of Base Rental shall be appropriately adjusted on a per diem basis and set forth in the Commencement Letter to be prepared by Landlord.

               5. "Premises" shall mean the area located on the sixth (6th) floor of the Building, as outlined on Exhibit A attached hereto and incorporated herein and known as Suite #650. Landlord and Tenant hereby stipulate and agree that the "Rentable Area of the Premises" shall mean 5,449 square feet and the "Rentable Area of the Building" shall mean 208,244 square feet. Notwithstanding the foregoing, unless specifically provided herein to the contrary, the Premises shall not include any telephone closets, electrical closets, janitorial closets, equipment rooms or similar areas on any full or partial floor that are used by Landlord for the operation of the Building.

               6. "Permitted Use" shall mean general office use, provided however, no space in the parking structure, nor any ground floor space in Tower I or Tower II shall be used as or occupied by a retail bank, savings bank, savings and loan, thrift bank, credit union or other retail banking business (collectively, a "Retail Banking Business") or any use or occupancy which is in competition with a Retail Banking Business.

               7. "Security Deposit" shall mean the sum of Thirteen Thousand One Hundred Eighty-Six and 58/100 Dollars ($13,186.58).

               8. "Tenant's Pro Rata Share" shall mean two and six thousand one hundred sixty-six ten-thousandths percent (2.6166%), which is the quotient (expressed as a percentage), derived by dividing the Rentable Area of the Premises by the Rentable Area of the Building.

               9. "Guarantor(s)" shall mean any party that agrees in writing to guarantee this Lease.

               10. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

                    Tenant:

                    On and after the Commencement Date, notices shall be sent to Tenant at the Premises.

                    Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

                    Acacia Research Corporation
                    12 South Raymond Avenue
                    Pasadena, California  91105
                    Attention:  Paul Ryan

                    Landlord:

                    EOP-Pasadena Towers L.L.C., a
                    Delaware limited liability company
                    doing business as EOP-Pasadena
                    Towers, LLC, a Delaware limited
                    liability company
                    c/o Equity Office Properties Trust
                    Office of the Building
                    Pasadena Towers
                    800 East Colorado Boulevard
                    Suite 100
                    Pasadena, California  91101
                    Attention: Building Manager

                    With a copy to:

                    EOP-Pasadena Towers L.L.C., a
                    Delaware limited liability company
                    doing business as EOP-Pasadena
                    Towers, LLC, a Delaware limited
                    liability company
                    c/o Equity Office Properties Trust
                    Two North Riverside Plaza
                    Chicago, Illinois  60606
                    Attention: General Counsel for Property Operations

                    Payments of Rent only shall be made payable to the order of:

                    EQUITY OFFICE PROPERTIES

                    at the following address:

                    EOP-Pasadena Towers L.L.C., a
                    Delaware limited liability company
                    doing business as EOP-Pasadena
                    Towers, LLC, a Delaware limited
                    liability company
                    c/o Equity Office Properties Trust
                    Office of the Building
                    Pasadena Towers
                    800 East Colorado Boulevard
                    Suite 100
                    Pasadena, California   91101
                    Attention: Building Manager

          B. The following are additional definitions of some of the defined terms used in the Lease.

               1.   "Base Year" shall mean 1998.

               2. "Basic Costs" shall mean all costs and expenses paid or incurred in connection with operating, maintaining, repairing, managing and owning the Building and the Property, as further described in Article IV hereof and subject to the limitations set forth therein.

               3. "Broker" means Cushman & Wakefield of California, Inc. and Sauve Riegel, Inc.

               4. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

               5. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided that such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

               6. "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas, lobby areas (whether at ground level or otherwise) and other similar facilities.

               7. "Exterior Common Areas" shall mean those areas of the Project and/or the Property which are not located within the Building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building and/or the Project generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, fountains, walkways, escalators, elevators, stairways, plaza, roads, driveways, sidewalks, and landscapes.

               8. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Premises pursuant to the Work Letter agreement, if any, attached hereto as Exhibit D.

               9. "Maximum Rate" shall mean the greatest per annum rate of interest permitted from time to time under applicable law.

               10. "Normal Business Hours" for the Building shall mean 8:00 A.M. to 6:00 P.M. Mondays through Fridays, and 9:00 A.M. to 1:00 P.M. on Saturdays, exclusive of Holidays.

               11. "Prime Rate" shall mean the per annum interest rate publicly announced by The First National Bank of Chicago or any successor thereof from time to time (whether or not charged in each instance) as its prime or base rate in Chicago, Illinois.

               12. "Property" shall mean the nine (9) story office tower, the address of which is 800 East Colorado Boulevard ("Tower I"), the nine (9) story office tower, the address of which is 55 South Lake Avenue ("Tower II"), the parking structure and ancillary commercial space, and the parcel(s) of land on which it is located and, at Landlord's discretion, and all other improvements owned by Landlord and serving the Building and the tenants thereof, the parcel(s) of land on which they are located, and some portions of the Exterior Common Areas.

               13. "Project" shall mean the nine (9) story office tower, the address of which is 800 East Colorado Boulevard ("Tower I"), the nine (9) story office tower, the address of which is 55 South Lake Avenue ("Tower II"), the parking structure and ancillary commercial space, the Exterior Common Areas, and the two (2) story office building commonly known as the Home Savings of America Building. Landlord does not own the Home Savings of America Building.

II.       LEASE GRANT.

          Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the Common Areas, exterior Common Areas and parking.

III.      ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

          A. The Lease Term shall not commence until the later to occur of the Target Commencement Date and the date that Landlord has substantially completed the Landlord Work; provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "Delay"):

               1. Tenant's failure to furnish information in accordance with the Work Letter agreement or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) Business Days of a written request; or

               2. Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

               3.   Changes in any plans and specifications requested by Tenant;
                    or

               4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to the prior approval of Landlord); or

               5. Any request by Tenant that Landlord delay the completion of any of the Landlord Work; or

               6. Any breach or default by Tenant in the performance of Tenant's obligations under this Lease (after notice and the expiration of any applicable cure period under this Lease); or

               7. Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord Work; or

               8. Any other delay actually chargeable to Tenant, its agents, employees or independent contractors;

          then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Delay(s). Landlord shall use reasonable efforts to notify Tenant of any circumstances of which Landlord is aware that have caused or may cause a Delay, so that Tenant may take whatever action is appropriate to minimize or prevent such Delay. Notwithstanding the foregoing, Tenant shall only be responsible for Delays to the extent that they actually prevent Landlord from substantially completing the Landlord Work by the Target Commencement Date. Accordingly, the number of days of Delay shall in no event exceed the actual number of days between the Target Commencement Date and the date of substantial completion of Landlord Work. The Landlord Work shall be deemed to be substantially completed on the date that Landlord's architect reasonably determines that all Landlord's Work has been performed
          (or would have been performed absent any Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement
          Date. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the "Commencement Letter") on the form attached hereto as Exhibit C setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. Notwithstandingthe foregoing, if there have been no Delays and the Commencement Date does not occur within six (6) months of the projected substantial completion of Landlord Work (the "Outside Completion Date"), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) five (5) Business Days after the Outside Completion Date; and (ii) the Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any Prepaid Rental and Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the affect of any Delays by Tenant; and (ii) the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure. Notwithstanding anything herein to the contrary, if Landlord determines that it will be unable to cause the Commencement Date to occur by the Outside Completion Date, Landlord shall have the right to immediately cease its performance of the Landlord Work and provide Tenant with written notice (the "Outside Extension Notice") of such inability, which Outside Extension Notice shall set forth the date on which Landlord reasonably believes that the Commencement Date will occur. Upon receipt of the Outside Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within five (5) Business Days after the date of the Outside Extension Notice. In the event that Tenant does not terminate this Lease within such five (5) Business Day period, the Outside Completion Date shall automatically be amended to be the dte set forth in Landlord's Outside Extension Notice.

          B. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use. Tenant's acceptance of the Premises shall be subject to Landlord's obligation to correct portions of the Landlord Work as set forth on a construction punch list prepared by Landlord and Tenant in accordance with the terms hereof. Within fifteen (15) days after the substantial completion of the Landlord Work, Landlord and Tenant shall together conduct an inspection of the Premises and prepare a "punch list" setting forth any portions of the Landlord Work that are not in conformity with the Landlord Work as required by the terms of this Lease. Notwithstanding the foregoing, at the request of Landlord, such construction punch list shall be mutually prepared by Landlord and Tenant prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into the Premises.
               Landlord, as part of the Landlord Work, shall use good faith efforts to correct all such items within a reasonable time following the completion of the punch list.

          C.   [INTENTIONALLY OMITTED]

          D. If Tenant takes possession of the Premises prior to the Commencement Date for the conduct of business in the normal course, such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rental and Additional Base Rental to Landlord for each day of occupancy prior to the Commencement Date. Notwithstanding the foregoing, Tenant may, so long as Tenant notifies the appropriate Building personnel, take possession of the Premises on the weekend (Saturday and Sunday) prior to the Commencement Date for the sole purpose of installing furniture, equipment or other personal property of Tenant. Such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Base Rental or Additional Base Rental with respect to the aforesaid weekend during which Tenant performs such move-in. Tenant shall, however, be liable for the cost of any services (e.g. electricity, HVAC, freight elevators) that are provided to Tenant or the Premises during the period of Tenant's possession prior to the Commencement Date. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior consent of Landlord.

          E. Notwithstanding the foregoing, if there have been no Delays and the Commencement Date does not occur by the date that is nine (9) months following the completion of the Plans (defined in the Work Letter) and the procurement of all permits necessary for the commencement of Landlord's Work (the "Outside Completion Date"), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) five (5) Business Days after the Outside Completion Date and (ii) the "Commencement Date". In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any Prepaid Rental and Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that (i) the determination of the Commencement Date shall take into consideration the effect of any Delays by Tenant; and (ii) the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure. Notwithstanding anything herein to the contrary, if Landlord determines that it will be unable to cause the Commencement Date to occur by the Outside Completion Date, the Landlord shall have the right to immediately cease its performance of the Landlord Work and provide Tenant with written notice (the "Outside Extension Notice") of such inability, which Outside Extension Notice shall set forth the date on which Landlord reasonably believes that the Commencement Date will occur. Upon receipt of the Outside Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within five (5) Business Days after the date of the Outside Extension Notice. In the event that Tenant does not terinate this Lease within such five (5) Business Day period, the Outside Completion Date shall automatically be amended to be the date set forth in Landlord's Outside Extension Notice.

IV.            RENT.

          A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder the sum of (1) Tenant's Pro Rata Share of the amount, if any, by which Taxes (hereinafter defined) for the applicable calendar year exceed Taxes for the Base Year plus (2) Tenant's Pro Rata Share of the amount, if any, by which Expenses (hereinafter defined) for the applicable calendar year exceed Expenses for the Base Year. For purposes hereof, "Expenses" shall mean all Basic Costs with the exception of Taxes. Tenant's Pro Rata Share of increases in Taxes and Tenant's Pro Rata Share of increases in Expenses shall be computed separate and independent of each other prior to being added together to determine the "Excess." In the event that Taxes and/or Expenses, as the case may be, in any calendar year decrease below the amount of Taxes or Expenses for the Base Year, Tenant's Pro Rata Share of Taxes and/or Expenses, as the case may be, for such calendar year shall be deemed to be $0, it being understood that Tenant shall not be entitled to any credit or offset if Taxes and/or Expenses decrease below the corresponding amount for the Base Year. Prior to the Commencement Date and prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay to Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of Basic Costs and the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs and the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous year's estimate. Tenant shall pay Landlord for any underpayment within ten (10) days after demand. Any overpayment equal to or less than one (1) month's installment of Base Rental plus Additional Base Rental shall, at Landlord's option, be refunded to Tenant or credited against the installments of Base Rental and Additional Base Rental due for the month(s) immediately following the furnishing of such estimate. In the event of any overpayment in excess of the equivalent of one (1) month's installment of Base Rental plus Additional
               Base Rental, the excess shall, at Tenant's option, be refunded to Tenant or credited against the installment(s) of Base Rental and Additional Base Rental due for the months immediately following the furnishing of such estimate. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to the immediately following paragraph when actual Basic Costs are determined for such calendar year.

          As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for the previous calendar year. Landlord shall use reasonable efforts to furnish the statement of actual Basic Costs on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated Excess actually paid by Tenant for the prior year is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall refund to Tenant any overpayment in excess of the equivalent of one (1) month's installment of Base Rental plus Additional Base Rental and apply the one (1) month's equivalent against Base Rental and Additional Base Rental due or to become due hereunder (or, at Tenant's option, Landlord shall apply the entirety of such overpayment against Base Rental and Additional Base Rental due or to become due hereunder); provided if the Lease Term expires prior to the determination of such overpayment, Landlord shall refund such overpayment to Tenant after first deducting the amount of any Rent due hereunder. Likewise, Tenant shall pay to Landlord, within ten (10) days after demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

          B. Basic Costs shall mean the sum of (y) all direct and indirect costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Premises, the Building and the Property, inclusive of the Building Common Areas, and (z) the Building's allocable share of direct and indirect costs of operating and maintaining the Exterior Common Areas of the Project, and all costs, fees or other amounts payable by Landlord which are the responsibility of Landlord and other owners of the Project pursuant to the Declaration of Operating and Reciprocal Easement Agreement, including, but not limited to, the following:

               1. All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building, the Property and the Project, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

               2. All management fees, the cost of equipping and maintaining a management office at the Property, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building, the Property and the Project. If management services are not provided by a third party, Landlord shall be entitled to a management fee comparable to that due and payable to third parties provided Landlord or management companies owned by, or management divisions of, Landlord perform actual management services of a comparable nature and type as normally would be performed by third parties.

               3. All rental and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building, the Property and the Project.

               4. All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, the Property, or the Project generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment. At Landlord's option, major repair items may be amortized over a period of up to five (5) years. Notwithstanding the foregoing, except to the extent set forth in Subsection IV.B.11. below, it is hereby agreed that any costs in connection with replacements that would properly be considered to be capital improvements under generally accepted accounting principles shall be excluded from Basic Costs.

               5. All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord's Mortgagee.

               6. Charges for water, gas, steam and sewer, but excluding those charges for which Landlord is otherwise reimbursed by tenants, and charges for Electrical Costs. For purposes hereof, the term "Electrical Costs" shall mean: (i) all charges paid by Landlord for electricity supplied to the Building, Property and Premises, regardless of whether such charges are characterized as distribution charges, transmission charges, generation charges, public good charges, disconnection charges, competitive transaction charges, stranded cost recoveries or otherwise; (ii) except to the extent otherwise included in Basic Costs, any costs incurred in connection with the energy management program for the Building, Property and Premises, including any costs incurred for the replacement of lights and ballasts and the purchase and installation of sensors and other energy saving equipment amortized over a reasonably estimated payback period; and (iii) if and to the extent permitted by law, a reasonable fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for the generation of electricity. Notwithstanding the foregoing, Electrical
                    Costs shall be adjusted as follows: (a) any amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs, (b) the cost of electricity incurred in providing overtime HVAC to specific tenants shall be deducted from Electrical Costs, it being agreed that the electrical component of overtime HVAC costs shall be calculated as a reasonable percentage of the total HVAC costs charged to such tenants, and (c) if Tenant is billed directly for the cost of electricity to the Premises as a separate charge in addition to Base Rental and Basic
                    Costs, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs and the electricity component of Tenant's Basic
                    Costs shall not be subject to gross-up provisions (if any) stated elsewhere in this Lease.

               7. "Taxes," which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes imposed on services of Landlord's agents and employees, (d) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Project, the Property, the Building or its contents or on the operation and use thereof (except as they relate to specific tenants), and (e) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, the Property, or the Project, but excluding income taxes. For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such year in the greatest number of installments available for such special assessment; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for such year or the amount due and payable for such year, provided that Landlord's election shall be applied consistently throughout the Lease Term. If a reduction in Taxes is obtained for any year of the Lease Term during which Tenant paid its Pro Rata Share of Basic Costs, then Basic Costs for such year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on such adjustment. Likewise, if a reduction is subsequently obtained for Taxes for the Base Year (if Tenant's Pro Rata Share is based upon increases in Basic Costs over a Base Year), Basic Costs for the Base Year shall be restated and the Excess for all subsequent years recomputed. Tenant shall pay to Landlord Tenant's Pro Rata Share of any such increase in the Excess within thirty (30) days after Tenant's receipt of a statement therefor from Landlord.

               8. All landscape expenses of the Property and/or the Project, if any.

               9. Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, plant maintenance and landscaping.

               10. Cost of all other repairs, replacements and general maintenance of the Project, the Property and the Building neither specified above nor directly billed to tenants.

               11. The amortized cost of capital improvements made to the Project, the Building or the Property which are: (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Project, the Property or the Building; or (b) required to comply with any newly enacted laws, rules or regulations of any governmental authority or any changes in the existing laws, rules or regulations of any governmental authority or a requirement of Landlord's insurance carrier. The cost of such capital improvements shall be amortized over a period of five (5) years and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period. Notwithstanding the foregoing, Basic Costs shall not include the cost of any capital improvements that are required to correct work that, when initially performed by Landlord, was performed in violation of the then existing laws, rules or regulations governing the performance of such work.

               12. Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first-class office building, would be construed as an operating expense.

               Basic Costs shall not include the cost of capital improvements (except as set forth above and as distinguished from replacement parts or components purchased and installed in the ordinary course), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. Basic Costs shall also exclude:

                    1) Repairs or other work occasioned by: (i) fire, windstorm, or other casualty of the type which Landlord has insured (to the extent that Landlord has received insurance proceeds and provided that the amount of any deductible paid by Landlord shall be included in Basic Costs); or (ii) the exercise of the right of eminent domain (to the extent that such repairs or other work are covered by the proceeds of the award, if any, received by Landlord);

                    2) Leasing commissions, brochures, marketing supplies, attorney's fees, costs, and disbursements and other expenses incurred in connection with negotiation of leases with prospective tenants;

                    3) Rental concessions granted to specific tenants and expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for specific tenants, other than ordinary repairs and maintenance provided or available to tenants in general;

                    4) Landlord's costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rental or additional base rental payable under the lease with such tenant;

                    5) Overhead and profit increment paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises to the extent only that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

                    6) The cost of services that are not available to Tenant under this Lease or for which Tenant reimburses Landlord as a separate charge (other than through Basic Costs);

                    7)   Advertising and promotional expenditures;

                    8) Costs incurred in connection with the sale, financing, refinancing, mortgaging or sale of the Building or Property, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges;

                    9) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due unless such failure is due to Landlord's good faith and reasonable efforts in contesting the amount of such payments;

                    10) Costs incurred by Landlord for trustee's fees, partnership organizational expenses and accounting fees to the extent relating to Landlord's general corporate overhead and general administrative expenses;

                    11) Any penalties or liquidated damages that Landlord pays to Tenant under this Lease or to any other tenants in the Building under their respective leases;

                    12) Attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or with prospective tenants (other than attorney's fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce Building rules and regulations).

          If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord's option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. If Tenant pays for its Pro Rata Share of Basic Costs based on increases over a "Base Year" and Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for such Base Year shall also be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building. Any necessary extrapolation of Basic Costs under this Article shall be performed by adjusting the cost of those components of Basic Costs that are impacted by changes in the occupancy of the Building (including, at Landlord's option, Taxes) to the cost that would have been incurred if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building. In addition, if Tenant's Pro Rata Share of Basic Costs is determined based upon increases over a Base Year and Basic Costs for the Base Year include exit and disconnection fees, stranded cost charges and/or competitive transaction charges, such fees and charges may, at Landlord's option, be imputed as a Basic Cost for subsequent years in which such fees and charges are not incurred. In no event, however, shall the amount of such imputed fees and charges exceed the actual amount of exit and disconnection fees, stranded cost charges and/or competitive transaction charges that were actually included in Basic Costs for the Base Year.

          C. If Basic Costs for any calendar year increase by more than five percent (5%) over Basic Costs for the immediately preceding calendar year, Tenant, within one hundred twenty (120) days after receiving Landlord's statement of actual Basic Costs for a particular calendar year, shall have the right to provide Landlord with written notice (the "Review Notice") of its intent to review Landlord's books and records relating to the Basic Costs for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant's agent for its review at either Landlord's home office or at the office of the Building, provided that if Tenant retains an agent to review Landlord's books and records for any calendar year, such agent must be a CPA firm licensed to do business in the state in which the Building is located. Tenant shall be solely responsible for any and all costs, expenses and fees incurred by Tenant or Tenant's agent in connection with such review. If Tenant elects to review Landlord's books and records, within sixty (60) days after such books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection to Landlord's statement of actual Basic Costs for such calendar year. If Tenant fails to give Landlord written notice of objection within such sixty (60) day period or fails to provide Landlord with a Review Notice within the one hundred twenty (120) day period provided above, Tenant shall be deemed to have approved Landlord's statement of Basic Costs in all respects and shall thereafter be barred from raising any claims with respect thereto. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Basic Costs for the calendar year in question are less than reported, Landlord shal provide Tenant with a credit against future Additional Base Rental in the amount of any overpayment by Tenant. In addition, if Landlord and Tenant determine that Basic Costs for the Building were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Likewise, if Landlord and Tenant determine that Basic Costs for the calendar year in question are greater than reported, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to Tenant's right to examine Landlord's books and records; provided, however, that such payment may be deemed to be a "payment under protest."

          D. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the full amount of all Base Rental and Additional Base Rental due hereunder. In addition, Tenant shall pay and be liable for, as additional rent, all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rental, Tenant's Pro Rata Share of Basic Costs and any recurring monthly charges due hereunder shall be due and payable in advance on the first day of each calendar month during the Lease Term without demand, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before ten (10) days after billing by Landlord. If the Lease Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the monthly Base Rental and Tenant's Pro Rata Share of Basic Costs for such month shall be prorated for the number of days in such month occurring within the Lease Term based on a fraction, the numerator of which is the number of days of the Lease Term that fell within such calendar month and the denominator of which is thirty (30). All such payments shall be by a good and sufficient check. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfacion, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

          E. All Rent not paid within three (3) days after when due and payable shall bear interest from the date due until paid at the lesser of: (1) eighteen percent (18%) per annum; or (2) the Maximum Rate. In addition, if Tenant fails to pay any installment of Rent when due and payable hereunder more than two (2) times in any twelve (12) month period during the Lease Term, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

          F. In lieu of requiring Tenant to pay Rent by good and sufficient check in the manner described in Section IV.D. above, Landlord shall have the right to require Tenant to pay Rent by means of an automated debit system (the "Automatic Debit System") whereby any or all payments of Rent shall be debited from Tenant's account in a bank or financial institution designated by Tenant and credited to Landlord's account in a bank or financial institution designated by Landlord. In the event Landlord elects to have Tenant pay all or any portion of Rent by means of the Automatic Debit System, Tenant, within thirty (30) days after written request by Landlord, shall execute and deliver to Landlord any authorizations, certificates or other documentation as may be required to establish and give effect to the Automatic Debit System. If Landlord elects to have less than all items of Rent paid by the Automatic Debit System, Landlord shall advise Tenant in writing as to those items of Rent that will be paid by the Automatic Debit System (e.g. Base Rental only or Base Rental and Tenant's Pro Rata Share of Basic Costs only). Either party shall have the right to change its bank or financial institution from time to time, provided that Tenant, no less than thirty (30) days prior to the effective date of any such change, shall provide Landlord with written notice of such change and any and all authorizations, certificates or other documentation as may be required to establish and give effect to the Automatic Debit System at Tenant's new bank or financial institution. Tenant shall promptly pay all service fees and other charges imposed upon Landlord or Tenant in connection with the Automatic Debit System, including, without limitation, any charges resulting from insufficient funds in Tenant's bank account. In the event that any Rent is not paid on time as a result of insufficient funds in Tenant's account, Tenant shall be liable for any interest and/or
               service fee in accordance with Section IV.E. above.   Tenant
               shall remain liable to Lndlord for all payments of Rent due hereunder regardless of whether Tenant's account is incorrectly debited in any given month, it being agreed that a debit of less than the full amount of Rent due shall not be construed as a waiver by Landlord of its right to receive any unpaid balance of Rent. Notwithstanding the foregoing, Landlord shall not be entitled to require Tenant to pay Rent through the Automatic Debit System unless Tenant, on more than two (2) occasions during the Lease Term, has failed to pay any installment of Rent on or before the date required herein.

V.        USE.

          The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act (collectively referred to as "Laws"). Tenant, within ten (10) days after receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any Laws. Tenant will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time to time and will cause all of its agents, servants, contractors, employees, customers, licensees and invitees to do so. All changes to such rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing.

VI.       SECURITY DEPOSIT.

          The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (except as required by law) and as security for the performance of Tenant's obligations under this Lease. The Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearage of Rent, to repair damages to the Premises, to clean the Premises upon termination of this Lease or otherwise to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security Deposit, the balance of the Security Deposit remaining after any such application shall be returned to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant, provided, however, if Tenant's interest in this Lease has been assigned, Landlord shall, provided that Landlord has been furnished with a fully executed copy of the agreement assigning such Security Deposit, return the Security Deposit to such assignee in accordance with the terms and conditions hereof. If Landlord return the Security Deposit to Tenant's assignee as aforesaid, Landlord will have no further obligation to any party with respect thereto. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

VII.      SERVICES TO BE FURNISHED BY LANDLORD.

          A. Landlord, as part of Basic Costs (except as otherwise provided), agrees to furnish Tenant the following services:

               1. Water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the

                    Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for maintenance and repair of any such hot water heater.

               2. Central heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class, size, age and location, or as required by governmental authority. In the event that Tenant requires central heat, ventilation or air conditioning at hours other than Normal Business Hours, such central heat, ventilation or air conditioning may be provided by telephonic activation of the Building's HVAC system and/or shall be furnished upon the written request of Tenant delivered to Landlord at the office of the Building prior to 3:00 P.M. at least one Business Day in advance of the date for which such usage is requested. Tenant shall pay Landlord, as Additional Base Rental, the entire cost of additional service as such costs are determined by Landlord from time to time (as of the date of this Lease, Landlord's cost for such service is $60.00 per hour (or fractional hour), which charge may be subject to change from time to time to reflect changes in Landlord's direct or indirect costs of providing such service).

               3. Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, size, age and location.

               4. Janitor service on Business Days in accordance with the cleaning specifications attached hereto as Exhibit G, or such other reasonably comparable specifications designated, from time to time, by Landlord; provided, however, if Tenant's use, floor covering or other improvements require special services, Tenant shall pay the additional cost reasonably attributable thereto as Additional Base Rental.

               5. Passenger elevator service in common with other tenants of the Building.

               6. Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions set forth in Article XI of this Lease.

               7. The failure by Landlord to any extent to furnish, or the interruption or termination of, any services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

          B. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of any security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of personal injury, property damage or any criminal conduct in, on or around the Property.

VIII.     LEASEHOLD IMPROVEMENTS.

          Any trade fixtures, unattached and movable equipment or furniture, or other personalty brought into the Premises by Tenant ("Tenant's Property") shall be owned and insured by Tenant. Tenant shall remove all such Tenant's Property from the Premises in accordance with the terms of Article XXXV hereof. Any and all alterations, additions and improvements to the Premises, including any built-in furniture (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Landlord may, nonetheless, at any time prior to, or within six (6) months after, the expiration or earlier termination of this Lease or Tenant's right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after written notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a "move in" condition, ordinary wear, tear and casualty excepted. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove, store, sell and/or dispose of the Required Removables and perform such required repairs and restoration work. Tenant, within five (5) days after demand from Landlord, shall reimburse Landlord for any and all reasonable costs incurred by Landlord in connection with the Required Removables. Notwithstanding the foregoing, Tenant may request in writing at the time it submits its plans and specifications for an alteration, addition or improvement, that Landlord advise Tenant whether Landlord will require Tenant to remove, at the termination of this Lease or Tenant's right to possession hereunder, such alteration, addition or improvement, or any particular portion thereof andLandlord shall advise Tenant within twenty (20) days after receipt of Tenant's request as to whether Landlord will require removal; provided, however, Landlord shall have the right to require Tenant to remove any vault, stairway, raised floor or structural alterations installed in the Premises, regardless of whether Landlord timely notified Tenant that it would require such removal.

IX.       GRAPHICS.

          Landlord shall provide and install, at Tenant's cost, any suite numbers and Tenant identification on the exterior of the Premises using the standard graphics for the Building. Tenant shall not be permitted to install any signs or other identification without Landlord's prior written consent. Landlord shall not permit signage identifying any Retail Banking Business or competitor of a Retail Banking Business to be located above the ground floor level of the improvements on or about, or visible from, the exterior of the Building, the Property or the Project.

X.        REPAIRS AND ALTERATIONS.

          A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises as are necessary to keep the same in good condition and repair throughout the entire Lease Term, reasonable wear and tear excepted. Tenant's repair and maintenance obligations with respect to the Premises shall include, without limitation, any necessary repairs with respect to: (1) any carpet or other floor covering, (2) any interior partitions, (3) any doors, (4) the interior side of any demising walls, (5) any telephone and computer cabling that serves Tenant's equipment exclusively, (6) any supplemental air conditioning units, private showers and kitchens, including any plumbing in connection therewith, and similar facilities serving Tenant exclusively, and (7) any alterations, additions or improvements performed by contractors retained by Tenant. All such work shall be performed in accordance with Section X.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to make any necessary repairs to the Premises within ten (10) days after notice from Landlord (provided that no prior notice shall be required in the event of an emergency), Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as Additional Base Rental, together with an administrative charge in an amount equal to ten percent (10%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including, but not limited to, the ceilings, walls and floors in the Common Areas.

          B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises without first obtaining the written consent of Landlord in each such instance. Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration, addition or improvement that satisfies all of the following criteria: 1) costs less than Ten Thousand and No/100 Dollars ($10,000.00); 2) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; 3) is not visible from the exterior of the Premises or Building; and 4) will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises; provided that even if consent is not required, Tenant shall still comply with all the other provisions of this Section X.B. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with
               Article XVI Section B. hereof; and payment bond or other security, all in form and amount satisfactory to Landlord. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and partial, or full and final waivers of lien, as applicable, in recordable form, and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as Additional Base Rental for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to ten percent (10%) of the cost of such alterations, additions or improvements. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use.

XI.       USE OF ELECTRICAL SERVICES BY TENANT.

          A. All electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Basic Costs (except as provided in Section XI.B. below with respect to excess usage). It is understood that electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and/or distribution services and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories such as distribution charges, transmission charges, generation charges, public good charges or other similar categories. Landlord shall have the exclusive right to select the company(ies) providing electrical service to the Building, Premises and Property, to aggregate the electrical service for the Building, Premises and Property with other buildings, to purchase electricity for the Building, Premises and Property through a broker and/or buyers group and to change the providers and/or manner of purchasing electricity from time to time. Landlord shall be entitled to receive a reasonable fee (if permitted by law) for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for the generation of electricity. In addition, if Landlord bills Tenant directly for the cost of electricity as Additional Base Rental, the cost of electricity may include (if permitted by law) an administrative fee to reimburse Landlord for the cost of reading meters, preparing invoices and related costs.

          B. Tenant's use of electrical service in the Premises shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord deems to be standard for the Building. In the event Tenant shall consume (or request that it be allowed to consume) electrical service in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to consent to such excess usage or may condition its consent to such excess usage upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Base Rental. Use of electricity after Normal Business Hours is charged to Tenant, as of the date of this Lease, at $10.00 per hour (or fractional hour) of use; such charge is subject to change from time to time to reflect changes in Landlord's direct or indirect costs of providing such service. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems to be appropriate.

          C. Notwithstanding Section A. above to the contrary, if Landlord permits Tenant to purchase electrical power for the Premises from a provider other than Landlord's designated company(ies), such provider shall be considered to be a contractor of Tenant and Tenant shall indemnify and hold Landlord harmless from such provider's acts and omissions while in, or in connection with their services to, the Building or Premises in accordance with the terms and conditions of Article XV. In addition, at the request of Landlord, Tenant shall allow Landlord to purchase electricity from Tenant's provider at Tenant's rate or at such lower rate as can be negotiated by the aggregation of Landlord's and Tenant's requirements for electricity power.

XII.      ENTRY BY LANDLORD.

          Landlord and its agents or representatives shall have the right to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants' premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts: (1) not to unreasonably interfere with the conduct of the business of Tenant on the Premises; and (2) if entry during Normal Business Hours would unreasonably interfere with Tenant's business, to affect such entry during hours other than Normal Business Hours. Landlord, however, shall not be required to perform such entry after Normal Business Hours if Landlord's entry is necessitated by the acts or omissions of Tenant or the performance of Landlord's obligations hereunder and, by performing work during non-business hours, Landlord would be required to have building personnel remain in the Building after normal working hours or to pay its contractors overtime.

XIII.     ASSIGNMENT AND SUBLETTING.

          A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use; (4) the proposed transferee is a government agency or occupant of the Building or Property; (5) Tenant is in default (after notice and the expiration of any applicable cure period under this Lease); or (6) any portion of the Building or Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Premises. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, publicly advertise the proposed rental rate for any Transfer. Notwithstanding anything to the contrary contained herein or in Section XIII.D., Tenant mayassign its entire interest under this Lease or sublet the Premises to a wholly owned corporation, partnership or other legal entity or controlled subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease; (ii) if such proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant and shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth at the date of the Transfer; (iii) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (iv) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Additionally, Tenant may, without the consent of Landlord and as a Permitted Transfer, sublet up to five (5) individual offices within the Premises to subtenant(s) or occupant(s) within the Premises in which Tenant has a substantial ownership interest (but not necessarily a controlling interest), but in no event shall the aggregate of area covered by such transactions exceed
               1,000 rentable square feet of the Premises, and provided only that (w) Tenant does not separately demise such space and the subtenants in each of such individual offices shall utilize, together with all other such subtenants, one (1) common entry way to the Premises (as well as possibly utilizing certain shared central services, such as reception, photocopying and the like); (x) the proposed transferee operates the business in the Premises for the Permitted Use, not in violation of any of the terms and conditions of this Lease or any of the Rules and Regulations of the Building, and for no other purpose; (y) in no event shall any such Transfer release or relieve Tenant from any of its obligations under this Lease;
               and (z) the proposed subtenant's business is professional and suitable for the Building considering the business of other tenants and the Building's prestige (a transaction contemplated by this sentence being referred to herein as a "Permitted Office Transfer"). A violation of any of the foregoing with respect to any purported Permitted Office
               Transfer to any Transfer shall be considered a default by Tenant hereunder. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of any Permitted Transfer or Permitted Office Transfer; in the case of any Permitted Office Transfer, such notice shall specify in reasonable detail the terms and conditions of such transfer, which may not include any consideration to Tenant which would be subject to the provisions of Section XIV.C below or a term in excess of nine (9) months. In addition, Tenant hereby agrees that, to the fullest extent permissible under applicable law, Tenant will indemnify Landlord for the acts and omissions of any Permitted Office Transfer subtenant, its agents, employees, contractors, customers and invitees in accordance with the terms and conditions of
               Article XV of this Lease and to cause any insurance to the maintained by Tenant under this Lease to be extended to cover the acts and omissions of any Permitted Office Transfer subtenant, its agents, employees, contractors, customers and invitees) while in the Building. As used herein: (a)
               "parent" shall mean a company which owns a majority of Tenant's voting equity; (b) "controlled" or "subsidiary" shall mean a entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (c) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant.
               Notwithstanding the foregoing, sale of the shares of equity of any affiliate or subsidiary to which this Lease has been assigned or transferred other than to another parent, subsidiary or affiliate of the original Tenant named hereunder shall be deemed to be an assignment requiring the consent of Landlord hereunder. Landlord agrees, following Tenant's written request therefore, to provide directory strips identifying Permitted Office Transfer occupants in the Building's lobby directory; provided, however, that the aggregate number of directory strips identifying Tenant and Tenant's employees as well Tenant's Permitted Office Transfer occupants shall not at any time exceed the aggregate number of lobby directory strips allocable to Tenant and the Premises pursuant to the terms and provisions of this Lease and Landlord's then-current policies for determining such allocation.

          B. If Tenant requests Landlord's consent to a Transfer, Tenant, together with such requests for consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding Landlord's agreement to act reasonably under Section XIII.A. above, Landlord may, within thirty (30) days after its receipt of all information and documentation required herein, either, (1) consent to or reasonably refuse to consent to such Transfer in writing; or (2) if the Transfer is an assignment or a sublease of all or substantially all the Premises for any portion of the Lease Term or a sublease of any portion of the Premises for all or substantially all of the remaining Lease Term, negotiate directly with the proposed transferee and in the event Landlord is able to reach an agreement with such proposed transferee, terminate this

               Lease (in part or in whole, as appropriate) upon thirty (30) days' notice; or (3) if the Transfer is an assignment or a sublease of all or substantially all the Premises for any portion of the Lease Term or a sublease of any portion of the Premises for all or substantially all of the remaining Lease Term, cancel and terminate this Lease, in whole or in part as appropriate, upon thirty (30) days' notice. Notwithstanding the foregoing, Landlord shall not have the right to terminate pursuant to 2 or 3 above if the proposed transferee is a wholly owned corporation or controlled subsidiary or affiliate of Tenant or a successor to Tenant by purchase, merger, consolidation or reorganization. In the event Landlord consents to any such Transfer, the Transfer and consent thereto shall be in a form approved by Landlord, and Tenant shall bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall be deemed to be at least Seven Hundred Fifty Dollars ($750.00). Notwithstanding the foregoing, provided that Tenant does not request any changes to this Lease or Landlord's standard form of consent in connection with the proposed transfer, such costs and expenses shall not exceed Seven Hundred Fifty Dollars ($750.00).

          C. Fifty percent (50%) of all cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in fifty percent (50%) of any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord fifty percent (50%) of all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. In determining excess rent in connection with a Transfer, Tenant may (on an amortized basis, as described below), deduct the following expenditures resulting from such a Transfer: (i) reasonable brokerage fees, (ii) reasonable attorneys' fees, and (iii) construction costs incurred in improving the space that is the subject of the Transfer (as opposed to any upgrades or improvements to remainder areas of the Premises in which Tenant will retain occupancy); such costs shall be amortized on a straight-line basis over the remainder of the Lease Term (or, with respect to a sublease for less than the remainder of the Lease Term, the remainder of the term of the Sublease), and Tenant shall be entitled to offset against Tenant's monthly payment of Transfer Consideration to Landlord payable hereunder an amount equal to the monthly amortization of such costs. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

          D. If Tenant is a corporation, limited liability company or similar entity, and if at any time during the Lease Term the entity or entities who own the voting shares at the time of the execution of this Lease cease for any reason (including but not limited to merger, consolidation or other reorganization involving another corporation) to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder[s] or partner[s]), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed.

          E.   Any Transfer consented to by Landlord in accordance with this
               Article XIII shall be only for the Permitted Use and for no other purpose. In no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

XIV.      LIENS.

          Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the Property. Landlord's title to the Building and Property is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within ten (10) days of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to remove the lien as an encumbrance against the Building and Property. If Tenant shall fail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to bond over or discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys' fees (if and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as Additional Base Rental. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

XV.       INDEMNITY AND WAIVER OF CLAIMS.

          A. Except to the extent such losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses result from the negligence of Landlord and/or its agents, employees or contractors, Tenant shall indemnify, defend and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) and agents, and the respective principals and members of any such agents (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant including, without limitation, any of the following:
               (1) any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees; (2) any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof; (3) any act or omission of Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees, regardless of whether such act or omission occurred within the Premises; (4) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or (5) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

          B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant [including Tenant's principals, agents and employees (collectively, the "Tenant Related Parties")] resulting from any accident or occurrence in, on or about the Premises, the Building, the Property or the Project, including, without limitation, claims for loss, theft or damage resulting from: (1) the Premises, Building, Property or Project, or any equipment or appurtenances becoming out of repair; (2) wind or weather; (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water; (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building;
               (9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, or owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or
               (11) any other cause of any nature except, as to items 1-9, where such loss or damage is due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

          C. Except to the extent such losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses result from the negligence of Tenant or any Tenant Related Parties, Landlord shall indemnify and hold Tenant harmless from and against all liabilities, obligations, damages (other than consequential damages), penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, which may be imposed upon, incurred by, or asserted against Tenant by any third parties and arising, directly or indirectly, out of or in connection with any of the following: (i) any work or thing done in, on or about the Common Areas or any part thereof by Landlord or any of its agents, contractors or employees; (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Common Areas or any part thereof by Landlord or any of its agents, contractors or employees; (iii) any act or omission of Landlord or any of its agents, contractors or employees; and (iv) any injury or damage to any person or property occurring in, on or about the Common Areas or any part thereof; provided, however, that in each case such liability, obligation, damage, penalty, claim, cost, charge or expense results from the negligence of Landlord and/or its agents, employees or contractors. In case any action or proceeding is brought against Tenant or any of the Tenant Related Parties by a third party by reason of any of the foregoing, Landlord shall, at Landlord's sole cost and expense, resist and defend such action or proceeding with counsel reasonably approved by Tenant.

XVI.      TENANT'S INSURANCE.

          A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

               1. Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease.

               2. All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

               3. Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers' Liability Coverage of One Million Dollars ($1,000,000.00) per occurrence.

               4. If and to the extent commonly required by other landlords of first class office buildings in the Los Angeles, California area, Landlord, in the exercise of prudent business judgment, shall have the right to require Tenant to obtain additional insurance coverage or different types of insurance.

          B. Except for items for which Landlord is responsible under the Work Letter agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to Workers' Compensation Insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk Insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage and Completed Operations coverage,) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding "the named Landlord hereunder (or any successor thereto), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, agents and any Mortgagee(s)", and other designees of Landlord as the interest of such designees shall appear, as additional insureds (collectively referred to as the "Additional Insureds").

          C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A-" or better and shall be licensed and qualified to do business in the state in which the Premises is located. All policies evidencing Tenant's Insurance (except for Workers' Compensation Insurance) shall specify Tenant as named insured and the Additional Insureds as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said Tenant's Insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such Tenant's Insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

          D. Tenant shall not do or fail to do anything in, upon or about the Premises which will: (1) violate the terms of any of Landlord's insurance policies; (2) prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or (3) result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as Additional Base Rental, the cost of the amount of any increase in any such insurance premium, provided that the acceptance by Landlord of such payment shall not be construed to be a waiver of any rights by Landlord in connection with a default by Tenant under the Lease. If Tenant fails to obtain the insurance coverage required by this Lease,

               Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as Additional Base Rental, the cost of all premiums thereon and all of Landlord's costs associated therewith.

XVII.     SUBROGATION.

          Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, the other owners of the Project, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property, the Project, or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Article XVI of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to Article XVI of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

XVIII.    LANDLORD'S INSURANCE.

          Landlord shall maintain property insurance on the Building in such amounts as Landlord reasonably elects, provided that during the Lease Term Landlord shall maintain standard so-called "all risk" property insurance covering the Building in an amount equal to ninety percent (90%) of the replacement cost thereof (including Leasehold Improvements approved by Landlord) at the time in question. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses and recoveries thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear.

XIX.      CASUALTY DAMAGE.

          A. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged by such casualty) or in the event Landlord will not be permitted by applicable law to rebuild the Building in substantially the same form as existed prior to the fire or casualty or in the event the Premises has been materially damaged and there is less than one (1) year of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety
               (90) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the effective date of termination specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. In addition to Landlord's rights to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (1) a substantial portion of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired within sixty (60) days after the date of such fire or other casualty; (2) there is less than one (1) year of the Lease Term remaining on the date of such casualty; (3) the casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (4) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of the fire or other casualty. If neither Landlord nr Tenant elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold Improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold Improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time and to the extent any damage to the Premises causes the Premises to be rendered untenantable and not used by Tenant. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the negligence of Tenant or any Tenant Related Parties, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable (except to the extent Landlord is entitled to be reimbursed by the proceeds of any rental interruption insurance), and Tenant shll be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

          B. Notwithstanding anything in this Article XIX to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the "Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months from the date the repair and restoration is started, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten
               (10) days after its receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease in the event that the fire or casualty in question was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. If the Completion Estimate indicates that the Premises can be made tenantable within nine (9) months from the date the repair and restoration is started and Landlord has not otherwise exercised its right to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months but neither party terminates this Lease pursuant to this Article XIX, Landlord shall proceed with reasonable promptness to repair and restore the Premises.

XX.       DEMOLITION.

          Intentionally Omitted.

XXI.      CONDEMNATION.

          If (a) the whole or any substantial part of the Premises or (b) any portion of the Building, the Property or the Project which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building, Property or Project shall occur. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises, the Building's allocable share, and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.
In addition, Tenant may file a claim at its sole cost and expense and receive an award for the Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of any claim for relocation expenses does not adversely affect or diminish the award which would otherwise have been received by Landlord had Tenant not filed such a claim and received such award.

XXII.     EVENTS OF DEFAULT.

          The following events shall be deemed to be events of default under this Lease:

          A. Tenant shall fail to pay when due any Base Rental, Additional Base Rental or other Rent under this Lease and such failure shall continue for three (3) days after written notice from Landlord (hereinafter sometimes referred to as a "Monetary Default").

          B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, including, without limitation, the rules and regulations, which failure is not cured within twenty (20) days after delivery to Tenant of notice of the occurrence of such failure, provided that if any such failure creates a hazardous condition, such failure must be cured immediately.

          C. Tenant or any Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due.

          D. Tenant or any Guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

          E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's Property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty
               (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

          F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

          G.   Intentionally Omitted.

          H.   Intentionally Omitted.

          I. The liquidation, termination, dissolution, forfeiture of right to do business, or death of Tenant.

          J.   Intentionally Omitted.

XXIII.    REMEDIES.

          A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XXII or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

               1. Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

                    (a) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

                    (b) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

                    (c) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

                    (d) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                    (e) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

                         The "Worth at the Time of Award" of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the rate specified in
                         Article IV.E., and the "Worth at the Time of Award" of the amount referred to in part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

               2. Employ the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

               3. Notwithstanding Landlord's exercise of the remedy described in California Civil Code Section 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph XXIII.A.1.

          B. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

          C. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (C) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

          D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

          E. This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXIV.     LIMITATION OF LIABILITY.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD. "INTEREST OF LANDLORD IN THE BUILDING"

SHALL INCLUDE ANY ASSETS OF LANDLORD IN THE OPERATION OF THE BUILDING (PRIOR TO THE DISTRIBUTION OF THE SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY) SUCH AS ACCOUNTS RECEIVABLE, RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, FIXTURES, EQUIPMENT, SUPPLIES, CLAIMS OF ANY NATURE, SORT OR DESCRIPTION AND ANY OTHER ITEMS DEEMED TO BE ASSETS IN CONNECTION WITH THE OWNERSHIP, MAINTENANCE AND OPERATION OF THE BUILDING.

XXV.      NO WAIVER.

          Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but such non-defaulting party shall have the right to declare the default at any time during the continuance of the same and take such action as is lawful or authorized under this Lease. Failure by Landlord or Tenant to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXVI.     EVENT OF BANKRUPTCY.

          In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

          A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

               1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

               2. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then current monthly Base Rental.

          B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then current monthly Base Rental payable hereunder.

          C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

          D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent," shall constitute "rent" for the purposes of Section 502(b) (6) of the Bankruptcy Code.

          E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rental and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

          F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth: (1) the name and address of such person or entity, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

          G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e) (2) of the Bankruptcy Code. Notwithstanding anything herein to the contrary, to the extent that the United States Bankruptcy Code supersedes any of the provisions of Article XXII, or stays the enforcement of any of Landlord's remedies under Article XXIII, the United States Bankruptcy Code shall control.

XXVII.    WAIVER OF JURY TRIAL.

          Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

XXVIII.   RELOCATION.

          Landlord, at its expense at any time before or during the Lease Term, shall be entitled to cause Tenant to relocate from the Premises to space containing approximately the same Rentable Area as the Premises (the "Relocation Space") within the Building or adjacent buildings within the same Project at any time upon sixty (60) days' prior written notice to Tenant. Landlord agrees to reimburse Tenant for all reasonable out-of-pocket costs incurred by Tenant in connection with the relocation and not paid directly by Landlord, including the cost of reprinting existing stationery and business cards and similar items of expense. Such a relocation shall not affect this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined, and the Base Rental shall be adjusted so that immediately following such relocation the Base Rental for the Relocation Space per annum on a per square foot of Rentable Area basis shall be the same as the Base Rental per annum immediately prior to such relocation for the original Premises on a per square foot of Rentable Area basis. Tenant's Pro Rata Share shall also be adjusted in accordance with the formula set forth in this Lease.

XXIX.     HOLDING OVER.

          In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to 150% of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, provided that in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises. Notwithstanding the foregoing, if such holding over continues for more than fifteen (15) days, effective as of the sixteenth (16th) day, holdover rent shall increase to 200% of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages unless the holdover continues for thirty (30) or more days after the termination of this Lease or Tenant's right to possession.

XXX.      SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

          Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may request. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant shall fail to execute any subordination or other agreement required by this Article within ten (10) days after request by Landlord, such failure shall be considered to be an event of default by Tenant entitling Landlord to exercise its rights and remedies under Article XXIII of this Lease. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such sucessor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within fifteen (15) days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Landlord, in connection with any previously approved Transfer by Tenant, agrees that it will from time to time, upon request by Tenant, execute and deliver to Tenant, or to any other person designated by Tenant, a statement certifying: (i) that this Lease is unmodified and in full force and effect (or if there has been a modification, that the same is in full force and effect as modified, and stating the modification); (ii) the dates, if any, to which the Rent and other sums and payments due under this Lease have been paid; and (iii) whether Tenant has breached the performance of any covenants, terms, and conditions on Tenant's part to be performed under this Lease, and the nature of Tenant's breach, if any.

XXXI.     ATTORNEYS' FEES.

          In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith.

XXXII.    NOTICE.

          Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section I.A.10. of this Lease, provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve Notice by any manner permitted by law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given, delivered, received and effective on the earlier of (A) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (B) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given, delivered, received and effective upon the day after such Notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new Notice Address.

XXXIII.   LANDLORD'S LIEN.

          Intentionally Omitted, provided that the deletion of this Article shall not be construed to be a waiver of Landlord's lien rights as provided by law.

XXXIV.    EXCEPTED RIGHTS.

          This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: (A) to change the Building's name or street address, provided that Landlord shall use reasonable efforts to provide Tenant with at least thirty (30) days prior notice with respect to a change in the Building's street address that will prohibit Tenant from receiving mail at the current address. In the event Landlord fails to provide Tenant with at least thirty (30) days prior notice, Landlord shall reimburse Tenant for the cost of replacing all business stationery on hand (not to exceed a two month's supply) at the effective date of such change; (B) to install, fix and maintain signs on the exterior and interior of the Building; (C) to designate and approve window coverings; (D) to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; (e) subject to the terms of Article XII hereof, to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; (f) to retain at all times and to use pass-keys to all locks within and into the Premises; (G) to approve the weight, size, or location of heavy equipment, or articles in and about the Premises; (H) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; (I) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building, provided that Landlord, subject to a temporary closure pursuant to Article XIX hereof, shall always provide Tenant with suitable ingress and egress to and from the Premises; (J) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (K) to grant to anyone the exclusive right to conduct any business or undertaking in the Building, provided that the granting of such exclusive rights shall not: (1) restrict or interfere with Tenant's ability to conduct its business in the Premises; or (2) require Tenant to do business with any other Building tenant. Landlord, in accordance with Article XII hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XXXV.     SURRENDER OF PREMISES.

          At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall remove all Tenant's Property from the Premises, remove all Required Removables designated by Landlord and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. If Tenant fails to remove any of Tenant's Property within five (5) days after the termination of this Lease or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to remove and/or store such Tenant's Property and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord.

XXXVI.    MISCELLANEOUS.

          A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease represents the result of negotiations between Landlord and Tenant, each of which has been (or has had opportunity to be) represented by counsel of its own selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently, Landlord and Tenant agree that the language in all parts of the Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against Landlord or Tenant.

          B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent.

          C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

          D. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials and war. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, as the case may be, other than the payment of Rent or any other sums due hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

          E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building, Property and Project referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease either by contractual obligation, assumption agreement or by operation of law.

          F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

          G. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

          H. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then Tenant hereby covenants, warrants and represents:
               (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of California; and (4) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is an Organizational Entity, upon request, Tenant will, prior to the Commencement Date, deliver to Landlord true and correct copies of all organizational documents of Tenant, including, without limitation, copies of an appropriate resolution or consent of Tenant's board of directors or other appropriate governing body of Tenant authorizing or ratifying the execution and delivery of this Lease, which resolution or consent will be duly certified to Landlord's satisfaction by an appropriate individual with authority to certify such documents, such as the secretary or assistant secretary or the managing general partner of Tenant.

          I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term,

               Tenant shall provide Landlord, upon ten (10) days' prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year and such other information as Landlord or its Mortgagee may request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

          J. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto.

          K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

          L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

          M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof.

          N. LANDLORD HAS DELIVERED A COPY OF THIS LEASE TO TENANT FOR TENANT'S REVIEW ONLY, AND THE DELIVERY HEREOF DOES NOT CONSTITUTE AN OFFER TO TENANT OR OPTION. THIS LEASE SHALL NOT BE EFFECTIVE UNTIL AN ORIGINAL OF THIS LEASE EXECUTED BY BOTH LANDLORD AND TENANT AND AN ORIGINAL GUARANTY, IF ANY, EXECUTED BY EACH GUARANTOR IS DELIVERED TO AND ACCEPTED BY LANDLORD.

          O. QUIET ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms of this Lease (including, without limitation, Article XXX hereof), provided that Tenant pays the Rent herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Landlord's interest hereunder.

XXXVII.        ENTIRE AGREEMENT.

               This Lease agreement, including the following Exhibits:

          EXHIBIT A           Outline and Location of Premises
          EXHIBIT A-2         Outline and Location of Project
          EXHIBIT B           Rules and Regulations
          EXHIBIT C           Commencement Letter
          EXHIBIT D           Work Letter Agreement
          EXHIBIT E           Additional Terms
          EXHIBIT F           Parking Agreement
          EXHIBIT G           Janitorial Specifications

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH

IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                       LANDLORD: EOP-PASADENA TOWERS, L.L.C.,
                                       A DELAWARE LIMITED LIABILITY COMPANY
                                       DOING BUSINESS AS EOP-PASADENA TOWERS,
                                       LLC, A DELAWARE LIMITED LIABILITY
                                       COMPANY



                                       BY:  EOP Operating Limited
                                            Partnership, a Delaware
                                            limited partnership, its
                                            managing member



                                            BY:  Equity Office
                                                 Properties Trust, a
                                                 Maryland real estate
                                                 investment trust, its
                                                 managing general
                                                 partner

                                        /s/ PETER H. ADAMS
                                       ----------------------------------------
                                       Name: Peter H. Adams
                                            -----------------------------------
                                       Title: Sr. Vice President
                                             ----------------------------------


                                       TENANT:  ACACIA RESEARCH CORPORATION,
                                       A CALIFORNIA CORPORATION

                                       /s/ KATHRYN KING-VAN WIE
                                       ----------------------------------------
                                       Name: Kathryn King-Van Wie
                                            -----------------------------------
                                       Title: Chief Operating Officer
                                             ----------------------------------


                                       By: /s/ R. BRUCE STEWART
                                          -------------------------------------
                                       Name: R. Bruce Stewart
                                            -----------------------------------
                                       Title: Chief Financial Officer
                                             ----------------------------------

                                  EXHIBIT A

                       OUTLINE AND LOCATION OF PREMISES

          This Exhibit is attached to and made a part of the Lease dated the day of ____________________, 1998, by and between EOP-PASADENA TOWERS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY DOING BUSINESS AS EOP-PASADENA TOWERS, LLC, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and ACACIA RESEARCH CORPORATION, A CALIFORNIA CORPORATION ("Tenant") for space in the Building located at 55 South Lake Avenue, Pasadena, California.


                        Building:  Pasadena Towers II
                                Suite No.: 650
                Rentable Area of the Premises:  5,449 sq. ft.
                    Target Commencement Date:  May 1, 1998
                            Lease Term:  60 months

                                  EXHIBIT A-2

                                    PROJECT







                                     A-2-1

                                   EXHIBIT B
                         BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

     2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel, nor shall any part of the Building be defaced by Tenant.

     4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board listing all tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

     5. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

     6. All contractors, contractor's representatives, and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, as the same may be revised from time to time. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

     7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

     8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements.

          All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

     9.   Corridor doors, when not in use, shall be kept closed.

     10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising; or (3) conduct or permit any other activities in the Building that might constitute a nuisance.

     11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

     12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith.

     13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

     14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for
          such work to resume.   Tenant shall have no claim for damages of any
          nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the Commencement Date of the Lease Term be extended as a result thereof.

     15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

     16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines available to service the Building.

     17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

     18. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

     19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

     20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

     21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not unreasonably interfere with the rights of other tenants in the Building.

     22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

     23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord, or to allow any smoke from the Premises to emanate into the common areas or any other tenant's premises.
          Landlord shall have the right at any time to designate the Building as a non-smoking building.

     24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Tenant shall ensure that to the extent reasonably practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

     25. All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

     26. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

                                  EXHIBIT C
                             COMMENCEMENT LETTER



Date
     ----------------------

Acacia Research Corporation
55 South Lake
Suite 650
Pasadena, California  91101

Re: Commencement Letter with respect to that certain Lease dated _____________, 1998 by and between EOP-PASADENA TOWERS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY DOING BUSINESS AS EOP-PASADENA TOWERS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, as Landlord, and ACACIA RESEARCH CORPORATION,
     A CALIFORNIA CORPORATION as Tenant, for 5,449 square feet of Rentable Area on the sixth (6th) floor of the Building located at 55 South Lake Avenue, Pasadena, California.

Dear                :
     ---------------

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

     1.  The Commencement Date of the Lease is:
                                                ---------------------------
     2.  The Termination Date of the Lease is:
                                               ----------------------------

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

- --------------------------------
Property Manager

Agreed and Accepted:


Tenant:  ACACIA RESEARCH CORPORATION, A CALIFORNIA CORPORATION

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------

                                  EXHIBIT D

                                 WORK LETTER

This Exhibit is attached to and made a part of the Lease dated ____________________, 1998, by and between EOP-PASADENA TOWERS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY DOING BUSINESS AS EOP-PASADENA TOWERS, LLC, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and ACACIA RESEARCH CORPORATION, A CALIFORNIA CORPORATION ("Tenant") for space in the Building located at 55 South Lake Avenue, Pasadena, California.

1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall bid the Landlord Work to the following three (3) general contractors on Landlord's approved list of contractors:
     Howard Building, Stanhope, and Corporate Contractors, and Landlord shall allow Tenant to review the bids received. Tenant shall have the right to select the lowest bid which Landlord deems to be qualified, and Landlord shall enter into a direct contract for the Landlord Work with the general contractor so selected by Tenant. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

2. Space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for the Landlord Work shall be prepared by Landlord's architect at Tenant's sole cost and expense, subject to the Allowance. The space planning, architectural and mechanical drawings are collectively referred to herein as the "Plans".

3. Tenant shall furnish any requested information and approve or disapprove any preliminary or final layout, drawings, or plans within two (2) Business Days after written request (the "Approval Period"). Any disapproval shall be in writing and shall specifically set forth the reasons for such disapproval. Landlord's approval of the Plans and any revisions thereto or Landlord's supervision or performance of any work for or on behalf of the Tenant shall not be deemed to be a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant's use. Tenant and Tenant's architect, if any, shall devote such time in consultation with Landlord and Landlord's architect and/or engineer as may be required to provide all information Landlord deems necessary in order to enable Landlord's architect and engineer to complete plans for Tenant's written approval as soon as reasonably possible. In the event that Tenant fails to approve or disapprove the Plans within the Approval Period, Tenant shall be responsible for one (1) day of Delay (as defined in the Lease) for each day of delay in response beyond the Approval Period.

4. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor's fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

5. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs upon demand. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

6. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within one
     (1) Business Day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Delay in completion of the Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 5 hereof and Tenant shall pay such Excess Costs upon demand.

7. Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.

8. Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the "Allowance") in an amount not to exceed Eighty-One Thousand Seven Hundred Thirty-Five and NO/100 Dollars ($81,735.00) (i.e., $15.00 per rentable square foot of the Premises) to be applied toward the cost of the Landlord Work in the Premises. Provided Tenant is not in default, Landlord further agrees to contribute the sum of Six Hundred Fifty Three and 88/100 Dollars ($653.88) (i.e., 12 cents per square foot of Rentable Area of the Premises) ("Space Plan Allowance") toward the cost of preparation by Klawitter & Associates of preliminary space plans and other preliminary consulting costs related to Tenant's potential tenancy in the Building. The Space Plan Allowance shall be disbursed by Landlord in accordance with the same procedures set forth in Exhibit D for the Allowance. In the event the Allowance shall not be sufficient to complete the Landlord Work which shall include construction of improvements, including walls, cabinets, shelving and the like and carpet, paint and other finish work to prepare the Premises for Tenant's occupancy, Tenant shall pay the Excess Costs as prescribed in Paragraph 5 above. In the event the Allowance exceeds the cost of Landlord Work, Tenant may apply up to ten percent (10%) of the remaining Allowance toward moving costs or the costs of furniture or equipment. Any remaining Allowance (after Tenant's allowed ten percent [10%]) shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord's oversight of the Landlord Work in an amount equal to four percent (4%) of the total cost of the Landlord Work.

9. Items of work not shown in the Plans including, for example, the installation of telephone service, equipment or furniture (including wiring and cabling connections or installations) for which Tenant contracts separately, and at Tenant's sole cost and expense (hereinafter "Tenant's Work"), shall be subject to Landlord's policies and schedules and shall be conducted in such a way as not to hinder, cause any disharmony with or delay the Landlord Work or any work of improvement in the Building. Tenant's suppliers, contractors, workmen and mechanics shall be subject to approval by Landlord prior to the commencement of their work and shall be subject to Landlord's administrative control while performing their work. Tenant shall cause its suppliers and contractors to engage only labor that is harmonious and compatible with other labor working in the Building. In the event of any labor disturbance caused by persons employed by Tenant or Tenant's contractor, Tenant shall immediately, and at Tenant's sole cost and expense, take all actions necessary to eliminate such disturbance. If at any time any supplier, contractor, workman or mechanic performing Tenant's Work hinders or delays the Landlord Work or any other work of improvement in the Building or performs any work which may or does impair the quality, integrity or performance of any portion of the Building, Tenant shall, at Tenant's sole cost and expense, cause such supplier, contractor, workman or mechanic to leave the Building and remove all his tools, equipment and materials immediately upon written notice delivered to Tenant and Tenant shall reimburse Landlord for any repairs or corrections of the Tenant Improvements or Tenant's Work or of any portion of the Building caused by or resulting from the work of any supplier, contractor, workman or mechanic with whom Tenant contracts. Landlord shall give access to Tenant's suppliers, contractors, workmen and mechanics so as to achieve timely completion and occupancy of the Premises.

10. This Exhibit D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit in multiple original counterparts as of the day and year first above written.


                                       LANDLORD: EOP-PASADENA TOWERS,
                                       L.L.C., A DELAWARE LIMITED
                                       LIABILITY COMPANY DOING BUSINESS AS
                                       EOP-PASADENA TOWERS, LLC, A
                                       DELAWARE LIMITED LIABILITY COMPANY


                                       BY:  EOP Operating Limited
                                            Partnership, a Delaware
                                            limited partnership, its
                                            managing member

                                            BY:  Equity Office Properties
                                                 Trust, a Maryland real
                                                 estate investment trust,
                                                 its managing general
                                                 partner

                                        /s/ PETER H. ADAMS
                                       ----------------------------------------
                                       Name: Peter H. Adams
                                            -----------------------------------
                                       Title: Sr. Vice President
                                             ----------------------------------

                                       TENANT:  ACACIA RESEARCH
                                       CORPORATION, a California
                                       corporation


                                       /s/ KATHRYN KING-VAN WIE
                                       ----------------------------------------
                                       Name: Kathryn King-Van Wie
                                            -----------------------------------
                                       Title: Chief Operating Officer
                                             ----------------------------------


                                       By: /s/ R. BRUCE STEWART
                                          -------------------------------------
                                       Name: R. Bruce Stewart
                                            -----------------------------------
                                       Title: Chief Financial Officer
                                             ----------------------------------

                                  EXHIBIT E

                               ADDITIONAL TERMS

     This Exhibit is attached to and made a part of the Lease dated ____________________, 1998, by and between EOP-PASADENA TOWERS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY DOING BUSINESS AS EOP-PASADENA TOWERS, LLC, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and ACACIA RESEARCH CORPORATION, A CALIFORNIA CORPORATION ("Tenant") for space in the Building located at 55 South Lake Avenue, Pasadena, California.

I.   RENEWAL OPTION.

     A. Tenant shall have the right to extend the Lease Term (the "Renewal Option") for one additional period of five (5) years commencing on the day following the Termination Date of the initial Lease Term and ending on the fifth (5th) anniversary of the Termination Date (the "Renewal Term"), if:

          1. Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") not less than twelve (12) full calendar months prior to the expiration of the initial Lease Term and not more than fifteen (15) full calendar months prior to the expiration of the initial Lease Term; and

          2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as hereinafter defined); and

          3. No part of the Premises is sublet at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice other than in connection with a Permitted Transfer; and

          4. The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice other than in connection with a Permitted Transfer; and

          5. Tenant executes and returns the Renewal Amendment (hereinafter defined) within fifteen (15) days after its submission to Tenant.

     B. The initial Base Rental rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

     C. Tenant shall pay Additional Base Rental (i.e. Basic Costs) for the Premises during the Renewal Term in accordance with Article IV of the Lease.

     D. Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rental rate for the Premises for the Renewal Term. Tenant, within fifteen
          (15) days after the date on which Landlord advises Tenant of the applicable Base Rental rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen (15) day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rental rate for the Premises during the Renewal Term. Upon agreement Tenant shall provide
          Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing
          Market Base Rental rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant may elect to either rescind its intention to renew, or subject the process to binding arbitration. Tenant's election to cause the disagreement to be resolved by arbitration shall be deemed to be its Binding
          Notice.  If Tenant fails to require arbitration by notice
          (the "Arbitration Notice") within three (3) days of the expiration of the thirty (30) day period set forth above, Tenant's right to extend the Lease shall be null and void and of no further force and effect. If Tenant provide Landlord with an Arbitration Notice as set forth above, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market Base Rental rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Prevailing Market Base Rental rate shall be the average of the two (2) Estimates. If the Prevailing
          Market Base Rental rate is not resolved by the exchange of Estimates, Landlord and Tenant, within seven (7) days of the exchange of Estimates, shall select as an arbitrator a mutually acceptable licensed real estate broker with experience in commercial activities, including at least ten
          (10) years experience in leasing high-rise office space in the Pasadena, California area. If the parties cannot agree on an arbitrator, then within a second period of seven (7) days, each shall select an independent licensed real estate broker meeting the aforementioned criteria and within a third period of seven (7) days, the two appointed licensed real estate brokers shall select a third licensed real estate broker meeting the aforementioned criteria, and the third licensed real estate broker shall determine the Prevailing
          Market Base Rental rate. If one party shall fail to make such an appointment within said second seven (7) day period, then the licensed real estate broker chosen by the other party shall be the sole arbitrator. Once the arbitrator has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall select one of the two (2) Estimates of the Prevailing Market Base Rental rate submitted by the Landlord and Tenant, which must be the one that is closer to the Prevailing Market Base Rental rate as determined by the arbitrator. The selection of the arbitrator shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice.
          Landlord and Tenant shall each pay one half (1/2) of the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.

     E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rental, Lease Term, Termination Date and other appropriate terms. The Renewal Amendment shall be:

          1. sent to Tenant within a reasonable time after receipt of the Binding Notice; and

          2. executed by Tenant and returned to Landlord in accordance with paragraph A.5. above.

An otherwise valid exercise of the Renewal Option shall, at Landlord's option, be fully effective whether or not the Renewal Amendment is executed.

     F. For purpose hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building. The determination of Prevailing
          Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

II.  VIDEO PHONE.

     Landlord hereby quitclaims, transfers, and assigns to Tenant any and all interest Landlord has in the videophone systems in the Premises, which transfer and quitclaim is made by Landlord in the "as-is" condition and location of said system on the date of this Lease and without any express or implied warranties of merchantability, suitability, or fitness for a particular purpose or any other kind with regard to said videophone system.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Exhibit as of the date first written above.

                                       LANDLORD: EOP-PASADENA TOWERS,
                                       L.L.C., A DELAWARE LIMITED LIABILITY
                                       COMPANY DOING BUSINESS AS EOP-
                                       PASADENA TOWERS, LLC, A DELAWARE
                                       LIMITED LIABILITY COMPANY


                                       BY:  EOP Operating Limited
                                            Partnership, a Delaware limited
                                            partnership, its managing member

                                            BY:  Equity Office Properties
                                                 Trust, a Maryland real
                                                 estate investment trust,
                                                 its managing general
                                                 partner

                                        /s/ PETER H. ADAMS
                                       ----------------------------------------
                                       Name: Peter H. Adams
                                            -----------------------------------
                                       Title: Sr. Vice President
                                             ----------------------------------

                                       TENANT:  ACACIA RESEARCH CORPORATION,
                                       a California corporation


                                       /s/ KATHRYN KING-VAN WIE
                                       ----------------------------------------
                                       Name: Kathryn King-Van Wie
                                            -----------------------------------
                                       Title: Chief Operating Officer
                                             ----------------------------------


                                       By: /s/ R. BRUCE STEWART
                                          -------------------------------------
                                       Name: R. Bruce Stewart
                                            -----------------------------------
                                       Title: Chief Financial Officer
                                             ----------------------------------

                                   EXHIBIT F

                               PARKING AGREEMENT


     This Exhibit is attached to and made a part of the Lease dated ____________________, 1998, by and between EOP-PASADENA TOWERS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY DOING BUSINESS AS EOP-PASADENA TOWERS, LLC, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and ACACIA RESEARCH CORPORATION, A CALIFORNIA CORPORATION ("Tenant") for space in the Building located at 55 South Lake Avenue, Pasadena, California.

     1. The parties acknowledge that they are contemporaneously herewith entering into a certain lease (the "Lease") for the Premises known as Suite No. 650 located in the Building located at 55 South Lake Avenue, Pasadena, California. In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.

     2. Landlord hereby grants to Tenant and persons designated by Tenant a license to use one (1) reserved parking spaces, and fifteen (15) non-reserved, random parking spaces in the Building parking structure. The term of such license shall commence on the Commencement Date under the Lease and shall continue until the earlier to occur of the Termination Date under the Lease, or termination of the Lease or Tenant's abandonment of the Premises thereunder. During the term of this license, Tenant shall pay Landlord the monthly charges established from time to time by Landlord for parking in the Building parking structure, payable in advance, with Tenant's payment of monthly Base Rental. The initial charge for such parking space(s) is $110.00 per reserved parking space, per month, and $65.00 per non-reserved, random parking space, per month, for all such parking spaces. No deductions from the monthly charge shall be made for days on which the Building parking structure is not used by Tenant. However, Tenant may reduce the number of parking spaces hereunder, at any time, providing at least thirty (30) days advance written notice to Landlord, accompanied by a key-card, sticker, or other identification or entrance system provided by Landlord or its parking contractor. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and at such monthly parking charges as Landlord shall establish from time to time.

     3. Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Building parking structure. Landlord reserves the right to adopt, modify and enforce reasonable rules ("Rules") governing the use of the Building parking structure from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The Rules set forth herein are currently in effect. Landlord may refuse to permit any person who violates such Rules to park in the Building parking structure, and any violation of the Rules shall subject the car to removal from the Building parking structure.

     4. Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces hereunder shall be provided on an unreserved "first-come, first-served" basis. Tenant acknowledges that Landlord has or may arrange for the Building parking structure to be operated by an independent contractor, not affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable. Landlord shall have no liability whatsoever for any damage to building or any other items located in the Building parking structure, nor for any personal injuries or death arising out of any matter relating to the Building parking structure, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Building parking structure. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assigned and/or reserved spaces may be relocated by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved parking spaces. Landlord also reserves the right to close all or any portion of the Building parking structure in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Building parking structure, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord's reasonable control. In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis. If, for any other reason, Tenant or persons properly designated by Tenant, shall be denied access to the Building parking structure, and Tenant or such persons shall have complied with this Parking Agreement and this Parking Agreement shall be in effect, Landlord's liability shall be limited to such parking charges (excluding tickets for parking violations) incurred by Tenant or such persons in utilizing alternative parking, which amount Landlord shall pay upon presentation or documentation supporting Tenant's claims in connection therewith.

     5. If Tenant shall default under this Parking Agreement, Landlord shall have the right to remove from the Building parking structure any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefore whatsoever. In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on ten (10) days' written notice, unless within such ten (10) day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than three (3) times during any twelve (12) month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding twelve (12) month period, shall, at Landlord's election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Parking Agreement, and any default under this Parking Agreement shall be a default under the Lease.

                                     RULES

            (i) Building parking structure hours shall be 6:00 a.m. to 8:00 p.m., however, Tenant shall have access to the garage or parking lot on a 24 hour basis, 7 days a week. Tenant shall not store or permit its employees to store any automobiles in the garage or on the surface parking areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the garage or on the Property.
                 If it is necessary for Tenant or its employees to leave an automobile in the garage or on the surface parking areas overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

           (ii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

          (iii)  All directional signs and arrows must be observed.

           (iv)  The speed limit shall be 5 miles per hour.

            (v) Parking spaces reserved for handicapped parking must be used only by vehicles properly designated.

           (vi) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

                 (a)     Areas not striped for parking
                 (b)     aisles
                 (c)     where "no parking" signs are posted
                 (d)     ramps
                 (e)     loading zones

          (vii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by Landlord shall remain the property of Landlord. Such devised must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devises are not transferable and an device in the possession of an unauthorized holder will be void.

         (viii) Monthly fees shall be payable in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. No deductions or allowances from the monthly rate will be made for days on which the Building parking structure is not used by Tenant or its designees.

           (ix) Building parking structure managers or attendants are not authorized to make or allow any exceptions to these Rules.

            (x)  Every parker is required to park and lock his/her own car.

           (xi) Loss or theft of parking identification, key cards or other such devices must be reported to Landlord to any garage manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to the office of the garage immediately.

          (xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

         (xiii) By signing this Parking Agreement, Tenant agrees to acquaint all persons to whom Tenant assigns parking spaces with these Rules.

          6. NO LIABILITY. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT'S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT'S USE OF THE BUILDING PARKING STRUCTURE OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, UNLESS SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD'S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD'S WILLFUL MISCONDUCT.

          7. Release of Liability. Without limiting the provisions of Paragraph 6 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to

     Tenant arising as a result of parking in the Building parking structure, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is not the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

          8. The provisions of Article XXIV of the Lease are hereby incorporated by reference as if fully recited.

          Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Building parking structure and is fully aware of the legal consequences of signing this instrument.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit in multiple original counterparts as of the day and year first above written.


                                       LANDLORD: EOP-PASADENA TOWERS,
                                       L.L.C., A DELAWARE LIMITED
                                       LIABILITY COMPANY DOING BUSINESS AS
                                       EOP-PASADENA TOWERS, LLC, A
                                       DELAWARE LIMITED LIABILITY COMPANY


                                       BY:  EOP Operating Limited
                                            Partnership, a Delaware
                                            limited partnership, its
                                            managing member

                                            BY:  Equity Office Properties
                                                 Trust, a Maryland real
                                                 estate investment trust,
                                                 its managing general
                                                 partner

                                       By: /s/ PETER H. ADAMS
                                       ----------------------------------------
                                       Name: Peter H. Adams
                                            -----------------------------------
                                       Title: Sr. Vice President
                                             ----------------------------------


                                       TENANT:  ACACIA RESEARCH
                                       CORPORATION, a California
                                       corporation


                                       /s/ KATHRYN KING-VAN WIE
                                       ----------------------------------------
                                       Name: Kathryn King-Van Wie
                                            -----------------------------------
                                       Title: Chief Operating Officer
                                             ----------------------------------


                                       By: /s/ R. BRUCE STEWART
                                          -------------------------------------
                                       Name: R. Bruce Stewart
                                            -----------------------------------
                                       Title: Chief Financial Officer
                                             ----------------------------------

                                  EXHIBIT G

                          JANITORIAL SPECIFICATIONS


MONDAY - FRIDAY

1.   Sweep, dry-mop or vacuum all floors (stairwells and landings included).

2.   Clean cigarette urns or cigarette disposal units.

3.   Empty and wipe all ashtrays.

4. Dust and wipe clean with a treated cloth, base-boards, window sills, desk tops, telephones and all horizontal surfaces that can be reached without a ladder.

5.   Clean, polish and sanitize all drinking fountains.

6.   Sweep all steps, sidewalks and plazas.

7.   Clean elevator cabs and landing doors, including floors.

8.   Empty all waste containers.

9.   Clean all public restrooms.

     a. All cleaning performed with disinfectant-strength germicidal detergents.

     b. Surfaces of toilets and urinals will be cleaned; interiors will be cleaned with acid bowl cleaner.

     c. Wash basins, shelves, dispensers and all other washroom fixtures will be cleaned.

     d.   Mirrors will be cleaned and polished.

     e. Chrome and other bright work, including exposed plumbing, toilet seat hinges, etc., will be cleaned and polished.

     f.   Waste receptacles are to be emptied and cleaned.

     g.   Lavatory floors will be swept and mopped.

     h.   Washroom supplies will be replenished.

10. All normal rubbish and office waste paper shall be removed from tenant floors and carried to a designated location.

11.  Sweep clean loading dock areas.

12. In building lobby, dust and wipe clean metal door knobs, kick plates, directional signs and door saddles.

13.  Dust and sanitize all telephones.

14.  Low dust moldings, picture frames and convectors.

15.  Clean the upper side of all glass furniture tops.

16. Spot clean interior glass in partitions and doors and both sides of exterior entrance door glass.

WEEKLY

1. Spot clean all carpeting, doors, switch plates, wall and glass areas adjacent to doors.

2.   Dust and wipe tops of all counters and file cabinets.

3.   Wipe clean interior building metals.

4.   Damp mop floors and/or spray buff for heavy scuffs if necessary.

5.   Clean building directory glass.

6.   Wipe all waste containers.

7.   Wash all glass entrance doors and side panels inside and out.

8.   Clean all loading dock areas.


MONTHLY

1. Dust electric fixtures and other fittings in public corridors. Replace building standard fluorescent bulbs when necessary.

2.   Shampoo common area and elevator carpeting.

3.   Damp-mop building stairwells.

4.   Dust corridor and lobby walls.

5. Dust all high areas not reached in nightly cleaning, including pictures frames, charts, graphs, wall hangings, walls, partitioning, light fixtures, window frames and overhead pipes and sprinklers.

6. When possible, sweep and hose down outside terrace space, exterior walks, trucking areas and shipping platforms.

7.   Scrub Loading dock areas.

8. Remove hard water deposits from toilet fixtures by using bowl cleaner after normal cleaning.

9. Wash washroom partitions, tile walls, and enamel surfaces with germicidal detergent.


EVERY THREE MONTHS

1.   Dust vertical surfaces of all furnitures.

2.   Scrub all resilient floor areas to maintain a highly polished surface.

3.   Spot clean Tenant carpeting as required.

4.   Clean all light fixtures.

5.   Clean Venetian blinds.

6.   Lavatory floors will be machine-scrubbed.

MISCELLANEOUS

1. Wash Tenant lobby windows once a month; wash exterior windows twice a year; and wash interior windows once a year.

2. Sidewalks, entrances (including dock) and grounds to be kept clean of paper, leaves and debris.

3. Put out in lobby entrances floor mats during inclement weather. Clean floor mats as necessary.

4.   Keep walls and ceilings clean.

5. As needed, but not less than weekly, remove fingerprints from doors, frames, handles, railings, light switches and push plates.

                                    EXHIBIT B
                                    ---------


                      ALTERNATE FORM FOR LANDLORD'S CONSENT
                      -------------------------------------

                               Consent of Landlord



         The undersigned, being the landlord ("Landlord") under that certain lease dated April 30, 1998, as amended by a First Amendment dated June 26, 2000 and a Parking Agreement dated April 30, 1998 (collectively, the "Master Lease") between Landlord and Acacia Research Corporation ("Tenant"), hereby agrees as follows:

         1. Landlord consents to the subletting of the Premises by Tenant to Jenkens & Gilchrist, a Texas Professional Corporation ("Subtenant") pursuant to that certain Sublease, a copy of which is attached hereto as Exhibit "A", subject to the terms and conditions set forth herein.

         2. Landlord acknowledges that pursuant to the Sublease, Tenant's Security Deposit (as described in the Master Lease) has been assigned to Subtenant and that upon expiration or termination of the Master Lease, to the extent that Tenant is entitled to a return of all or any portion thereof, it shall be returned directly to Subtenant at the address set forth herein. Landlord confirms that the amount of such Security Deposit is $16,876.08, and that no part thereof has been applied by Landlord towards rent or as a result of any default of Tenant under the Master Lease.

         3. Notwithstanding the fact that no direct contractual relationship exists between Landlord and Subtenant (except for the agreements set forth in this Consent of Landlord) Subtenant shall have the right to exercise the Tenant's right to extend the Term of the Master Lease (as set forth in Exhibit "E" to the Master Lease), subject to the terms and conditions set forth therein. If Subtenant timely exercises such right, Landlord and Tenant shall execute a new lease on substantially the same terms and conditions as the Master Lease, but with the term and rent as described in the said Exhibit "E". Under no circumstances will Tenant be obligated to Landlord in any way under said new lease, nor will Tenant be in any way liable to Landlord for any rent or other sums resulting from the exercise of the extension option by Subtenant.

         4. This Consent does not release Sublandlord of its obligations or alter the primary liability of Sublandlord to pay the rent and perform and comply with all of the obligations of Sublandlord to be performed (as Tenant) under the Master Lease during the original Term of the Master Lease.

         5. This Consent shall not constitute a consent to any subsequent subletting of the Premises.

         6. In the event of any default of Sublandlord (as Tenant) under the Master Lease, Landlord may proceed directly against Sublandlord, or any one else liable under the Master Lease, without first exhausting Landlord's remedies against any other person or entity liable thereon to Landlord.

         7. Landlord will not amend or modify the Master Lease in any respect which adversely affects the rights of Subtenant under the Sublease, nor will Landlord terminate the Master Lease (except as a result of a default by Sublandlord thereunder).

         8. In the event that Sublandlord shall default in its obligations under the Master Lease, then Landlord may, at its option and without being obligated to do so, require Subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Sublandlord under the Sublease from the time of the exercise of said option to terminate the Sublease, but Landlord shall not be liable for any prepaid rent paid by Subtenant nor shall Landlord be liable for any defaults of the Sublandlord under the Sublease. Whether or not Landlord requires Subtenant to so attorn, as long as Subtenant is not in default under the Sublease, Landlord will not disturb the quite enjoyment, use or occupancy of the Premises by Subtenant pursuant to the terms of the Sublease.

         9. Landlord acknowledges that, to the best of its knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublandlord or by Landlord, and that the Master Lease is in full force and effect, and that a full, true and correct copy of the Master Lease is attached to the Sublease, and that the Master Lease has not been amended or modified except as set forth therein.

         10. In the event that Sublandlord defaults under its obligations to be performed under the Master Lease, Landlord agrees to deliver to Subtenant a copy of any such notice of default concurrently with the delivery of any notice of default to Sublandlord. Subtenant shall have the right to cure any default of Sublandlord described in any such notice of default within the later of the time to cure set forth in the Master Lease, or 30 days (10 days for a monetary default) after service of such notice of default on Subtenant. If such default is cured by Subtenant, then Subtenant shall have the right of reimbursement against Sublandlord. Any notices to Subtenant shall be sent to Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202-2799, Attn: Roger
L. Hayse.

         Landlord acknowledges that Subtenant is relying on the provisions of this Consent of Landlord in entering into the Sublease and that without such consent, Subtenant would not enter into the Sublease.

         Dated:  November ___, 2001

                                            EOP - Pasadena Towers, L.L.C.,
                                            a Delaware limited liability company

                                            By:
                                                --------------------------------

                                                Its:
                                                     ---------------------------



                                      -2-